Exhibit (17)(h)


                  Pioneer Short Term Income Fund
--------------------------------------------------------------------------------
                  Annual Report | August 31, 2008
--------------------------------------------------------------------------------





                  Ticker Symbols:
                  Class A   STABX
                  Class B   STBBX
                  Class C   PSHCX
                  Class Y   PSHYX


[LOGO]PIONEER
      Investments(R)
                        visit us: pioneerinvestments.com

Table of Contents


Letter to Shareowners                                                         2
Portfolio Management Discussion                                               4
Portfolio Summary                                                             8
Prices and Distributions                                                      9
Performance Update                                                           10
Comparing Ongoing Fund Expenses                                              14
Schedule of Investments                                                      16
Financial Statements                                                         33
Notes to Financial Statements                                                41
Report of Independent Registered Public Accounting Firm                      48
Approval of Investment Advisory Agreement                                    51
Trustees, Officers and Service Providers                                     55

                   Pioneer Short Term Income Fund | Annual Report | 8/31/08    1

President's Letter

Dear Shareowner,

Stock and bond markets around the globe this year have experienced one of their most tumultuous periods in history. Investors have witnessed volatility of a magnitude that many have never before seen. Distance often provides the best vantage point for perspective. Still, we believe that the benefits of basic investment principles that have stood the test of time -- even in the midst of market turmoil -- cannot be underestimated.

First, invest for the long term. The founder of Pioneer Investments, Philip L. Carret, began his investment career during the 1920's. One lesson he learned is that while great prosperity affords an advantageous time for selling stocks, extreme business slumps can create opportunities for purchase. Indeed, many of our portfolio managers, who follow the value-conscious investing approach of our founder, are looking at recent market conditions as an opportunity to buy companies whose shares have been unjustifiably beaten down by indiscriminate selling, but that nonetheless have strong prospects over time. While investors may be facing a sustained market downturn, we continue to believe that patience, along with staying invested in the market, are important considerations for long-term investors.

A second principle is to stay diversified across different types of investments. The global scope of the current market weakness poses challenges for this basic investment axiom. But the turbulence makes now a good time to reassess your portfolio and make sure that your investments continue to meet your needs. We believe you should work closely with your financial advisor to find the mix of stocks, bonds and money market assets that is best aligned to your particular risk tolerance and investment objective.

As the investment markets sort through the continuing crisis in the financial industry, we are staying focused on the fundamentals and risk management. With more than 80 years of experience behind us, we have learned how to navigate turbulent markets. At Pioneer Investments, risk management has always been a critical part of our culture -- not just during periods of extraordinary volatility. Our investment process is based on fundamental research, quantitative analysis and active portfolio management. This three-pillared process is supported by an integrated team approach and results in the careful balance of risk and reward that we apply to each of our portfolios. While we


2    Pioneer Short Term Income Fund | Annual Report | 8/31/08
see potential chances for making money in many corners of the market, it takes research and experience to separate solid investment opportunities from speculation.

We invite you to learn more about Pioneer and our time-tested approach to investing by consulting with your financial advisor or visiting us online at www.pioneerinvestments.com. Thank you for investing with Pioneer.

Respectfully,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.


Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.


                   Pioneer Short Term Income Fund | Annual Report | 8/31/08    3

Portfolio Management Discussion | 8/31/08

In the following interview, portfolio managers Richard Schlanger and Charles Melchreit discuss the factors that influenced Pioneer Short Term Income Fund's performance for the 12-month period ended August 31, 2008.

Q Can you describe the market environment for fixed-income investors over the fiscal year ending August 31, 2008?

A Over the 12 months ending August 31, 2008, we saw continued fallout from the subprime mortgage crisis, characterized at times by a "flight to quality" that boosted Treasury market performance at the expense of credit-sensitive sectors. The extent of the subprime issue first began to emerge in July and August of 2007, when it became apparent that, due to rising borrower defaults, subprime lenders would be unable to meet their obligations to the Wall Street firms that had repackaged the mortgages for investors. A credit crunch and liquidity crisis ensued. In November of 2007, subprime-related losses at a number of leading financial firms drove credit spreads wider as the perception of counterparty risk among market participants became heightened. Many of the institutions had issued very short-term commercial paper to finance lower quality or longer maturity holdings in so-called "special investment vehicles" (SIVs) and were unable to roll over their debt in the prevailing credit crunch. While the US Federal Reserve embarked on a rate-cutting campaign, those participants were forced to seek liquidity by borrowing at market rates that failed to follow the Fed funds rate down, or by selling corporate holdings and other credit-sensitive positions held in SIVs. The flooding of the market with credits that trade at yields above Treasuries caused performance of all credit sectors to lag that of Treasuries by wide margins.

   In March, leading investment bank Bear Stearns fell victim to the lack of liquidity, leading the Fed to orchestrate the firm's takeover by JP Morgan and take unprecedented, aggressive actions to provide funding and stability for the markets as a whole. That proved to be something of a turning point in the short term, as market participants regained an appetite for risk in the second quarter of 2008. However, market sentiment would deteriorate again based on the extraordinary spike in oil prices, rising inflation numbers and a faltering economy. As the period drew to a close, prices for oil and other commodities began to ease and the dollar began to strengthen, providing some relief to the outlook.


4    Pioneer Short Term Income Fund | Annual Report | 8/31/08

   During the 12 months under review, the Federal Reserve lowered the Fed funds rate seven times by a total of more than three percentage points, leaving the benchmark rate at 2.00%. While interest rate movements were volatile for the full 12 months of the period, Treasury yields fell and the yield curve steepened sharply as declines on the short end of the curve were dramatic. To illustrate, the two-year Treasury yield fell by two percentage points, from 4.13% to 2.36%, while the 10-year fell nearly one percentage point, from 4.53% to 3.83%. Since fixed-income security prices move in the opposite direction of yields, the declines resulted in strong Treasury market performance.

Q  How did the Fund perform in this environment?

A The Fund's total return from August 31, 2007 through August 31, 2008, was a positive 2.18%, versus 5.85% for the unmanaged benchmark index, the Lehman Brothers One- to Three-Year Government/Credit Index. The Fund's SEC yield as of August 31, 2008, was 4.33%. The total return and SEC yield numbers are for Class A shares and do not include the impact of any sales charge paid.

Q Can you review the Fund's principal strategies during the period ended August 31, 2008?

A We have continued to focus holdings on the two-to-three year maturity range. The strategy worked well for the Fund over the period, as fixed-income returns were strongest on the short-to-intermediate end of the yield curve.


   Average quality of the Fund's portfolio remains a high "AA-." U.S. Treasury and agency issues totaled 6.5% at period end, down from 13.2% 12 months earlier. The change reflects our view that Treasuries, even when viewed as a safe haven, have not been valued attractively versus credit-sensitive sectors given negative real, or after-inflation, returns. In addition, we were focused on income generation in making purchases for the Fund, given a Fed that appeared to be on hold for the foreseeable future with respect to any increases in rates. The relatively light representation of Treasuries was the principal reason for the Fund's underperformance versus the benchmark, as Treasuries benefited from the flight to quality that prevailed during much of the period.

   The Fund sold Treasury issues in favor of an increased weighting in a variety of mortgage-related securities with higher yields. At the end of the period, mortgage-related securities accounted for 73% of Fund assets. Within the mortgage sector, the Fund has significant exposure to pass-through securities backed by residential and commercial mortgages. Given the ongoing concerns with respect to the housing market, the holdings were predominantly focused on agency collateral, specifically Ginnie Mae, Fannie Mae


                   Pioneer Short Term Income Fund | Annual Report | 8/31/08    5
   and Freddie Mac. In selecting mortgage holdings, we have emphasized higher coupons and structured agency product, and that contributed positively to the Fund's performance during the period. Despite negative headlines, Fannie Mae and Freddie Mac mortgage-backed issues performed nearly as well as Ginnie Maes for the full period. The Fund did not own any subprime mortgages during the period.

   The Fund's corporate holdings were 19% of assets at the end of August, up slightly from 18% six months earlier. During the period we began to purchase newly issued corporate debt securities to take advantage of the higher yields it offered versus issues traded in the secondary market. By the end of the period, high quality newly issued corporate debt generally offered between three-quarters of a percentage point and one and one-half percentage point of additional yield versus Treasuries of comparable maturity. Purchases among corporate bonds have been weighted toward bank and finance names that have been trading at attractive valuations and which we expect to benefit from Fed actions to provide liquidity. High-yield corporate bonds were 4% of the Fund's portfolio at period-end. During the period, we added exposure of approximately 2% to floating rate securities backed by bank loans, on the basis of their attractive yields and low interest rate sensitivity. The Fund's corporate exposure and, in particular, our holdings in the financial sector underperformed as a whole for the period versus less credit-sensitive areas of the market.

Q  What is your assessment of the current climate for fixed income investing?

A Over the latter part of the fiscal year we began to position the Fund somewhat more aggressively with respect to overall portfolio duration and corresponding sensitivity to changes in interest rates. (Duration is a measure of a bond's price sensitivity to changes in interest rates.) Duration at the end of the August was at 1.95 years, up from 1.61 at the midpoint of the fiscal period and slightly higher than the 1.87-year duration 12 months ago. This reflects our view that the Fed is unlikely to raise interest rates in the near future, based on several factors. The U.S. employment numbers have been weaker than expected, with eight consecutive months of job losses and August unemployment reaching 6.1%. In addition, housing and related sectors continue to weigh on the U.S. economy. Until recently, it appeared that the Fed was faced with the dilemma of both a weakening economy and rising inflation. However, with the price of oil and other commodities beginning to ease, the dollar beginning to strengthen and overseas economies continuing to falter, we believe the inflation outlook is such that the Fed will not soon feel compelled to raise rates. In addition, a steep yield curve is helpful to struggling banks and financial firms, giving the Fed further incentive not to raise short-term rates.


6    Pioneer Short Term Income Fund | Annual Report | 8/31/08

   In all environments, we follow a disciplined investment process based on identifying relative value among fixed-income sectors and carefully evaluating the risk/reward profile of credit-sensitive issues. We will continue to take advantage of ongoing market volatility to add securities with attractive yields to the Fund. As always, we will work to provide a high level of current income while reducing the impact of interest rate changes on the Fund's share price. We believe our focus on quality and relative share price stability continues to make the Fund an attractive option for investors seeking to maintain fixed-income exposure in an uncertain environment.


Please refer to the Schedule of Investments on pages 16-32 for a full listing of Fund securities.

When interest rates rise, the prices of fixed-income securities in the Fund will generally fall. Conversely, when interest rates fall, the prices of fixed-income securities in the Fund will generally rise. Investments in the Fund are subject to possible loss due to the financial failure of underlying securities and their inability to meet their debt obligations. These risks may increase share price volatility. Prepayment risk is the chance that mortgage-backed bonds will be paid off early if falling interest rates prompt homeowners to refinance their mortgages. Forced to reinvest the unanticipated proceeds at lower interest rates, the Fund would experience a decline in income and lose the opportunity for additional price appreciation associated with falling interest rates. The securities issued by U.S. government sponsored entities (i.e. FNMA, Freddie Mac) are neither guaranteed nor issued by the U.S. government. The portfolio may invest in mortgage-backed securities, which during times of fluctuating interest rates may increase or decrease more than other fixed-income securities. Mortgage-backed securities are also subject to pre-payments. Investing in foreign and/or emerging markets securities involves risks relating to interest rates, currency exchange rates, economic, and political conditions. At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

Past performance is not a guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes.


                   Pioneer Short Term Income Fund | Annual Report | 8/31/08    7

Portfolio Summary |8/31/08

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Collateralized Mortgage Obligations                                       50.4%
U.S. Government Securities                                                22.4%
U.S. Corporate Bonds                                                      15.7%
Asset Backed Securities                                                    5.9%
Temporary Cash Investments                                                 3.4%
Senior Floating Rate Loans                                                 2.1%
Foreign Government Bonds                                                   0.1%

Portfolio Quality
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio; based on S&P ratings)

[THE FOLLOWING DATA WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Treasury/Agency                                                           76.9%
A                                                                          6.0%
BBB                                                                        5.7%
AA                                                                         3.5%
BB                                                                         2.8%
Commercial Paper                                                           2.2%
AAA                                                                        1.7%
B & Lower                                                                  1.2%

10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of total long-term holdings)*

 1.    Countrywide Home Loans, 5.5%, 10/25/32                                        3.67%
 2.    GS Mortgage Securities Corp., 6.771%, 5/3/18                                  2.48
 3.    CS First Boston Mortgage Security Corp., 7.13%, 11/15/30                      2.37
 4.    American Home Mortgage Investment Corp., Floating Rate Note, 10/25/34         2.01
 5.    RALI 2005-QA10 A41, 5.7412%, 9/25/35                                          1.93
 6.    LBUBS 2001-C2 C, 6.975%, 9/15/34                                              1.73
 7.    RAAC Series, 6.0%, 1/25/32                                                    1.71
 8.    Residential Asset Mortgage Products, Inc., Floating Rate Note, 5/25/18        1.66
 9.    Impac CMB Trust, Floating Rate Note, 9/25/34                                  1.64
10.    Government National Mortgage Association, 5.0%, 4/15/38                       1.57

* This list excludes temporary cash and derivative instruments. The portfolio is actively managed and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.


8    Pioneer Short Term Income Fund | Annual Report | 8/31/08

Prices and Distributions | 8/31/08

Net Asset Value per Share
--------------------------------------------------------------------------------

    Class         8/31/08           8/31/07
       A           $ 9.52            $ 9.76
-------------------------------------------
       B           $ 9.50            $ 9.75
-------------------------------------------
       C           $ 9.49            $ 9.74
-------------------------------------------
       Y           $ 9.51            $ 9.76
-------------------------------------------

Distributions per Share: 9/1/07-8/31/08
--------------------------------------------------------------------------------

                   Net Investment        Short-Term        Long-Term
      Class           Income          Capital Gains     Capital Gains
       A            $ 0.4512              $ --              $ --
---------------------------------------------------------------------
       B            $ 0.3636              $ --              $ --
---------------------------------------------------------------------
       C            $ 0.3725              $ --              $ --
---------------------------------------------------------------------
       Y            $ 0.4875              $ --              $ --
---------------------------------------------------------------------


                   Pioneer Short Term Income Fund | Annual Report | 8/31/08    9

Performance Update | 8/31/08                                      Class A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Short Term Income Fund at public offering price, compared to that of the Lehman Brothers One- to Three-Year Government/
Credit Index.

                      Average Annual Total Returns
                        (As of August 31, 2008)
------------------------------------------------------------------------
                                          Net Asset     Public Offering
Period                                    Value (NAV)   Price (POP)
------------------------------------------------------------------------
Life-of-Class
(7/8/04)                                  2.68%           2.05%
1 Year                                    2.18           -0.37
------------------------------------------------------------------------
Expense Ratio
(Per prospectus dated December 31, 2007)
------------------------------------------------------------------------
                                          Gross          Net
------------------------------------------------------------------------
                                          1.00%           0.90%
------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                  Lehman Brothers
         Pioneer Short Term      One- to Three-Year
            Income Fund       Government/Credit Index
7/04            9750                 10000
                9805                 10078
8/05            9933                 10218
               10170                 10534
8/07           10645                 11104
8/08           10877                 11754

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

POP returns reflect deduction of maximum 2.5% sales charge. NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitations currently in effect through 1/01/11 for Class A shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Lehman Brothers One- to Three-Year Government/Credit Index measures the performance of the short-term (1 to 3 years) government and investment-grade corporate bond markets. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


10    Pioneer Short Term Income Fund | Annual Report | 8/31/08

Performance Update | 8/31/08                                      Class B Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Short Term Income Fund, compared to that of the Lehman Brothers One- to Three-Year Government/Credit Index.


                  Average Annual Total Returns
                     (As of August 31, 2008)
-----------------------------------------------------------------
                                          If         If
Period                                    Held       Redeemed
-----------------------------------------------------------------
Life-of-Class
(7/8/04)                                  1.76%       1.76%
1 Year                                    1.16       -0.79
-----------------------------------------------------------------
Expense Ratio
(Per prospectus dated December 31, 2007)
-----------------------------------------------------------------
                                          Gross      Net
-----------------------------------------------------------------
                                          1.88%       1.80%
-----------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                  Lehman Brothers
         Pioneer Short Term      One- to Three-Year
            Income Fund       Government/Credit Index
7/04           10000                 10000
               10052                 10078
8/05           10108                 10218
               10265                 10534
8/07           10639                 11104
8/08           10762                 11754

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class B shares reflect the deduction of the maximum applicable contingent deferred sales charge (CDSC). The maximum CDSC is 2.0% and declines over three years.

"If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitations currently in effect through 1/01/09 for Class B shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Lehman Brothers One- to Three-Year Government/Credit Index measures the performance of the short-term (1 to 3 years) government and investment-grade corporate bond markets. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    11

Performance Update | 8/31/08                                      Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Short Term Income Fund, compared to that of the Lehman Brothers One- to Three-Year Government/Credit Index.

                 Average Annual Total Returns
                   (As of August 31, 2008)
--------------------------------------------------------------
                                          If         If
Period                                    Held       Redeemed
--------------------------------------------------------------
Life-of-Class
(7/8/04)                                  1.81%      1.81%
1 Year                                    1.25       1.25
--------------------------------------------------------------
Expense Ratio
(Per prospectus dated December 31, 2007)
--------------------------------------------------------------
                                          Gross      Net
--------------------------------------------------------------
                                          1.72%      1.72%
--------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                  Lehman Brothers
         Pioneer Short Term      One- to Three-Year
            Income Fund       Government/Credit Index
7/04           10000                 10000
               10052                 10078
8/05           10111                 10218
               10260                 10534
8/07           10648                 11104
8/08           10781                 11754

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects contractual expense limitations currently in effect through 1/01/09 for Class C shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Lehman Brothers One- to Three-Year Government/Credit Index measures the performance of the short-term (1 to 3 years) government and investment-grade corporate bond markets. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


12    Pioneer Short Term Income Fund | Annual Report | 8/31/08

Performance Update | 8/31/08                                      Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Short Term Income Fund, compared to that of the Lehman Brothers One- to Three-Year Government/Credit Index.


                 Average Annual Total Returns
                   (As of August 31, 2008)
--------------------------------------------------------------
                                          If         If
Period                                    Held       Redeemed
--------------------------------------------------------------
Life-of-Class
(7/8/04)                                  3.03%      3.03%
1 Year                                    2.45       2.45
--------------------------------------------------------------
Expense Ratio
(Per prospectus dated December 31, 2007)
--------------------------------------------------------------
                                          Gross      Net
--------------------------------------------------------------
                                          0.53%      0.53%
--------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                  Lehman Brothers
         Pioneer Short Term      One- to Three-Year
            Income Fund       Government/Credit Index
7/04           10000                 10000
               10064                 10078
8/05           10251                 10218
               10531                 10534
8/07           11136                 11104
8/08           11325                 11754

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

The Lehman Brothers One- to Three-Year Government/Credit Index measures the performance of the short-term (1 to 3 years) government and investment-grade corporate bond markets. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. You cannot invest directly in an index.


                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    13

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2) transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.


Using the Tables
--------------------------------------------------------------------------------
Actual Expenses


The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

1. Divide your account value by $1,000
   Example: an $8,600 account value [divided by] $1,000 = 8.6

2. Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Short Term Income Fund

Based on actual returns from March 1, 2008 through August 31, 2008.


 Share Class                       A                B                C                Y
 Beginning Account          $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
 Value on 3/1/08
-----------------------------------------------------------------------------------------
 Ending Account Value       $   992.42       $   986.93       $   987.32       $   993.21
 on 8/31/08
-----------------------------------------------------------------------------------------
 Expenses Paid              $     4.51       $     8.99       $     8.64       $     2.76
 During Period*
-----------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 0.90%, 1.80%, 1.73%, and 0.55% for Class A, Class B, Class C and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).


14    Pioneer Short Term Income Fund | Annual Report | 8/31/08

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.


You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Short Term Income Fund

Based on a hypothetical 5% return per year before expenses, reflecting the period from March 1, 2008 through August 31, 2008.


 Share Class                       A                B                C                Y
 Beginning Account          $ 1,000.00       $ 1,000.00       $ 1,000.00       $ 1,000.00
 Value on 3/1/08
-----------------------------------------------------------------------------------------
 Ending Account Value       $ 1,020.61       $ 1,016.09       $ 1,016.44       $ 1,022.37
 on 8/31/08
-----------------------------------------------------------------------------------------
 Expenses Paid              $     4.57       $     9.12       $     8.77       $     2.80
 During Period*
-----------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 0.90%, 1.80%, 1.73%, and 0.55% for Class A, Class B, Class C and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).


                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    15

Schedule of Investments | 8/31/08


             Floating      S&P/Moody's
Principal    Rate (b)      Ratings
Amount       (unaudited)   (unaudited)                                              Value
                                         ASSET BACKED SECURITIES -- 5.9%
                                         CONSUMER SERVICES -- 0.3%
                                         Restaurants -- 0.3%
 $  685,000                   BB/Ba3     Dunkin Brands Master Finance LLC,
                                         8.28%, 6/20/31 (144A)                      $    491,488
                                                                                    ------------
                                         Total Consumer Services                    $    491,488
------------------------------------------------------------------------------------------------
                                         FOOD & DRUG RETAILING -- 0.1%
                                         Food Retail -- 0.1%
    200,000                   BB/Aaa     Dominos Pizza Master Issuer LLC,
                                         7.629%, 4/25/37                            $    125,000
                                                                                    ------------
                                         Total Food & Drug Retailing                $    125,000
------------------------------------------------------------------------------------------------
                                         BANKS -- 2.4%
                                         Thrifts & Mortgage Finance -- 2.4%
    607,561                   AAA/Aaa    Americredit Automobile Receivable Trust,
                                         5.66%, 1/6/11                              $    607,427
    885,306                   AAA/Aaa    CSAB Mortgage Backed Trust,
                                         6.0%, 11/25/36                                  821,374
    631,199                    A+/A2     HEMT 2004-6 M2, 5.321%, 4/25/35                 449,358
    501,000                   AAA/Aaa    Honda Auto Receivables Owner Trust,
                                         5.1%, 3/18/11                                   505,495
    491,215                   AA/Aa3     Local Insight Media Finance LLC,
                                         5.88%, 10/23/37                                 377,797
  1,088,058                   AA/Aa2     Popular ABS Mortgage Pass Through Trust,
                                         5.181%, 9/25/34                                 921,886
                                                                                    ------------
                                                                                    $  3,683,337
                                                                                    ------------
                                         Total Banks                                $  3,683,337
------------------------------------------------------------------------------------------------
                                         DIVERSIFIED FINANCIALS -- 3.1%
                                         Asset Management & Custody Banks -- 0.3%
    666,326        2.87        AA/A2     SPSAC 1998-1 A1, Floating Rate
                                         Note, 3/25/28                              $    502,723
     67,039        2.74       AAA/Aaa    TMTS 2005-7SL A1, Floating Rate
                                         Note, 7/25/35                                    64,373
                                                                                    ------------
                                                                                    $    567,096
------------------------------------------------------------------------------------------------
                                         Consumer Finance -- 0.7%
    200,000        2.59       AAA/Aaa    Nomura Home Equity Trust, Floating Rate
                                         Note, 3/25/36                              $    195,420
    240,000        2.90       AA+/Aa1    RASC 2005-KS7 M1, Floating Rate
                                         Note, 8/25/35                                   178,735
    566,832                   AA/Aaa     RFMS2 2003-HI1 M1, 5.27%, 4/25/28               497,221
    124,838        3.45       AA/Aaa     SAST 2002-1 M1, Floating Rate
                                         Note, 1/25/32                                   102,578

The accompanying notes are an integral part of these financial statements.

16    Pioneer Short Term Income Fund | Annual Report | 8/31/08

             Floating      S&P/Moody's
Principal    Rate (b)      Ratings
Amount       (unaudited)   (unaudited)                                              Value
                                         Consumer Finance -- (continued)
 $  124,017        3.37       AA/Aaa     SAST 2002-2 M1, Floating Rate
                                         Note, 8/25/32                              $    112,127
                                                                                    ------------
                                                                                    $  1,086,081
------------------------------------------------------------------------------------------------
                                         Investment Banking & Brokerage -- 0.3%
    227,120        2.90       AA/Aa2     GSAMP Trust, Floating Rate
                                         Note, 3/25/35                              $    206,060
    275,000        2.62       AAA/Aa1    MLMI 2006-AR1 A2C, Floating Rate
                                         Note, 3/25/37                                   222,177
                                                                                    ------------
                                                                                    $    428,237
------------------------------------------------------------------------------------------------
                                         Diversified Financial Services -- 0.7%
    812,132        5.53       AAA/Aaa    Bear Stearns Asset Backed Securities,
                                         Inc., Floating Rate Note, 6/25/43          $    652,795
    474,028        3.00       AAA/Aaa    Countrywide Asset Backed Certificates,
                                         Floating Rate Note, 4/25/32                     415,121
                                                                                    ------------
                                                                                    $  1,067,916
------------------------------------------------------------------------------------------------
                                         Specialized Finance -- 1.1%
    300,000        4.95      AA-/Baa3    Aegis Asset Backed Securities, Floating
                                         Rate Note, 1/25/34                         $    177,348
    706,777        2.83       AAA/Aaa    Aegis Asset Backed Securities, Floating
                                         Rate Note, 9/25/34                              687,586
    392,457                   AAA/Aaa    Conseco Finance, Inc., 7.05%, 4/15/32           392,793
    359,801                   AAA/Aaa    Conseco Finance, Inc., Floating Rate
                                         Note, 11/15/32                                  355,739
                                                                                    ------------
                                                                                    $  1,613,466
                                                                                    ------------
                                         Total Diversified Financials               $  4,762,796
------------------------------------------------------------------------------------------------
                                         TOTAL ASSET BACKED SECURITIES
                                         (Cost $10,454,581)                         $  9,062,621
------------------------------------------------------------------------------------------------
                                         COLLATERALIZED MORTGAGE
                                         OBLIGATIONS -- 50.8%
                                         MATERIALS -- 1.1%
                                         Steel -- 1.1%
  1,136,577                   AAA/Aaa    CMLTI 2003-UP3 A1, 7.0%, 9/25/33           $  1,141,048
    432,460        6.40       AAA/NR     CMLTI 2005-1 2A1A, Floating Rate
                                         Note, 4/25/35                                   395,858
  1,137,152                   AAA/NR     CMLTI 2005-9 2SX2, 5.5%, 11/25/35               134,120
                                                                                    ------------
                                                                                    $  1,671,026
                                                                                    ------------
                                         Total Materials                            $  1,671,026
------------------------------------------------------------------------------------------------
                                         BANKS -- 26.3%
                                         Diversified Banks -- 1.9%
  3,509,646                   AAA/Aaa    RALI 2005-QA10 A41, 5.7412%,
                                         9/25/35                                    $  2,876,631
------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    17

               Floating      S&P/Moody's
Principal      Rate (b)      Ratings
Amount         (unaudited)   (unaudited)                                            Value
                                         Thrifts & Mortgage Finance -- 24.4%
 $ 1,308,067                  NR/Aaa     ABN Amro Mortgage Corp.,
                                         4.75%, 5/25/18                             $  1,289,132
   1,361,062       2.77       AAA/Aaa    American Home Mortgage Investment
                                         Corp., Floating Rate Note, 10/25/34             888,771
     378,786                  AAA/Aaa    CDMC 2003-2P A3, 5.45%, 11/25/19                351,680
   1,451,409                  AAA/Aaa    Chase Mortgage Finance Corp.,
                                         6.0%, 1/25/34                                 1,455,190
     149,234       3.41       NR/Aaa     CMOT 44 F, Floating Rate Note, 7/1/18           149,233
   5,483,344                  AAA/NR     Countrywide Home Loans, Inc.,
                                         5.5%, 10/25/32                                5,470,554
     562,357                  AAA/NR     CSFB 2004-C2 A1, 3.819%, 5/15/36                543,223
     167,158       2.56       AAA/Aaa    CSMC 2006-3 1A1A, Floating Rate
                                         Note, 4/25/36                                   164,039
     775,000                  AAA/Aaa    GECMC 2005-C1 A2, 4.353%, 6/10/48               767,207
   2,000,000                  AAA/Aaa    GS Mortgage Securities Corp. II,
                                         4.602%, 8/10/38                               1,992,965
   3,500,000                  AAA/Aaa    GS Mortgage Securities Corp.,
                                         6.771%, 5/3/18                                3,699,438
     102,710       4.27       AA+/A1     Impac CMB Trust, Floating Rate
                                         Note, 11/25/34                                   48,547
   2,808,011       3.11       AAA/Aaa    Impac CMB Trust, Floating Rate
                                         Note, 9/25/34                                 2,450,387
     652,438                  AAA/Aaa    JP Morgan Mortgage Trust,
                                         6.0%, 8/25/36                                   111,514
     675,000                  AAA/Aaa    JPMCC 2004-CB8 A2, 3.837%, 1/12/39              652,817
     675,940       2.99        A+/A1     LBSBC 2005-2 A M2, Floating Rate
                                         Note, 9/25/30                                   530,397
   1,321,783                  AAA/Aaa    LBSBC 2007-2 A1, 5.57%, 3/25/37               1,286,310
   2,500,000                  AAA/Aaa    LBUBS 2001-C2 C, 6.975%, 9/15/34              2,586,152
   1,000,000                  AAA/Aaa    LBUBS 2002-CA A3, 6.226%, 3/15/26             1,004,446
     588,911                  AAA/Aaa    LBUBS 2005-C2 A2, 4.81%, 4/15/30                585,904
     444,890                  AAA/Aaa    LB-UBS Commercial Mortgage,
                                         6.27%, 6/15/20                                  447,996
     237,098                  AAA/Aaa    Merrill Lynch Mortgage Trust,
                                         4.446%, 9/12/42                                 236,338
   1,090,791       2.85       AA/Aa3     MLCC 199-A A, Floating Rate
                                         Note, 3/15/25                                   777,396
   2,730,148                  AAA/Aaa    RAAC Series, 6.0%, 1/25/32                    2,549,194
   2,501,162       6.29       AAA/Aaa    Residential Asset Mortgage Products, Inc.,
                                         Floating Rate Note, 5/25/18                   2,482,931
   1,000,000                  NR/Aa2     SBA CMBS Trust, 5.451%, 11/15/36                946,249
     276,930       2.79       AAA/Aaa    SEMT 2004-10 A2, Floating Rate
                                         Note, 11/20/34                                  267,584
     940,893                  AAA/Aaa    SEMT 2005-1 A2, 5.8325%, 2/20/35                733,110

The accompanying notes are an integral part of these financial statements.
18    Pioneer Short Term Income Fund | Annual Report | 8/31/08

               Floating      S&P/Moody's
Principal      Rate (b)      Ratings
Amount         (unaudited)   (unaudited)                                            Value
                                         Thrifts & Mortgage Finance -- (continued)
 $ 1,021,177       6.14       AAA/Aaa    Structured Asset Mortgage Investments,
                                         Inc., Floating Rate Note, 5/25/45          $    902,936
     306,678       5.65       AAA/Aaa    Thornburg Mortgage Securities, Inc.,
                                         Floating Rate Note, 3/25/44                     289,749
     457,491       2.84       AAA/Aaa    Thornburg Mortgage Securities, Inc.,
                                         Floating Rate Note, 9/25/34                     438,870
   1,000,000       3.50       AAA/Aaa    Wells Fargo Mortgage Backed Securities,
                                         Floating Rate Note, 6/25/35                     981,003
     425,000       3.54       AAA/Aaa    Wells Fargo Mortgage Backed Securities,
                                         Floating Rate Note, 9/25/34                     416,913
                                                                                    ------------
                                                                                    $ 37,498,175
                                                                                    ------------
                                         Total Banks                                $ 40,374,806
------------------------------------------------------------------------------------------------
                                         DIVERSIFIED FINANCIALS -- 9.3%
                                         Investment Banking & Brokerage -- 0.6%
     939,326       2.64       AAA/Aaa    Lehman Brothers, Floating Rate Note,
                                         5.56%, 9/15/21 (144A)                      $    872,098
------------------------------------------------------------------------------------------------
                                         Diversified Financial Services -- 8.7%
   3,165,390       5.01       AAA/Aaa    American Home Mortgage Investment
                                         Corp., Floating Rate Note, 10/25/34        $  3,001,777
     858,334                  AAA/NR     Banc of America Mortgage Securities, Inc.,
                                         4.0%, 4/25/34                                   856,057
     500,000                  AAA/A2     CCI 2005 1A C, 5.074%, 6/15/35                  476,950
   3,500,000                  AAA/Aaa    CS First Boston Mortgage Security,
                                         7.13%, 11/15/30                               3,543,480
     486,201       3.81       AA+/Aaa    CS First Boston Mortgage Security,
                                         Floating Rate Note, 11/25/33                    407,257
      26,169       3.43       AAA/Aaa    CS First Boston Mortgage Security,
                                         Floating Rate Note, 4/25/34                      23,273
     114,385       3.12        AA/A2     CS First Boston Mortgage Security,
                                         Floating Rate Note, 9/25/34                      94,361
      86,401       7.05       AAA/Aaa    First Horizon Mortgage Pass-Through Trust,
                                         Floating Rate Note, 12/27/32                     86,743
     117,805       6.66       AAA/Aaa    First Horizon Mortgage Pass-Through Trust,
                                         Floating Rate Note, 2/25/34                     115,352
     301,212                  AAA/Aaa    Greenwich Capital Commercial Funding
                                         Corp., 4.022%, 1/5/36 (d)                       299,234
     751,098                  AAA/Aaa    J.P. Morgan Alternative Loan Trust,
                                         5.63%, 8/25/36                                  752,857
   1,000,000       6.98       AAA/Aaa    Morgan Stanley Capital I, Floating Rate
                                         Note, 12/15/31                                1,003,425
     518,909                  AAA/Aaa    Residential Accredit Loans, Inc.,
                                         6.6352%, 7/25/33                                519,726
   2,108,039                  AAA/Aaa    Residential Funding Mortgage Securities I,
                                         Inc., 5.25%, 2/15/18                          2,112,683

The accompanying notes are an integral part of these financial statements.

                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    19

               Floating      S&P/Moody's
Principal      Rate (b)      Ratings
Amount         (unaudited)   (unaudited)                                            Value
                                         Diversified Financial Services -- (continued)
 $ 1,000,000       2.76       BB+/Ca     SARM 2007-2 M1, Floating Rate
                                         Note, 3/25/37                              $     37,842
                                                                                    ------------
                                                                                    $ 13,331,017
                                                                                    ------------
                                         Total Diversified Financials               $ 14,203,115
------------------------------------------------------------------------------------------------
                                         GOVERNMENT -- 14.1%
     202,622                  AAA/Aaa    Federal Home Loan Mortgage Corp.,
                                         4.0%, 12/15/12 - 4/15/22                   $    200,400
     833,982                  AAA/Aaa    Federal Home Loan Mortgage Corp.,
                                         4.5%, 6/15/14 - 8/15/17                         830,393
   1,416,906                  AAA/Aaa    Federal Home Loan Mortgage Corp.,
                                         5.0%, 1/15/10 - 8/15/23                       1,428,533
     765,541                  AAA/Aaa    Federal Home Loan Mortgage Corp.,
                                         5.125%, 12/15/13                                774,068
     781,319                   NR/NR     Federal Home Loan Mortgage Corp.,
                                         5.375%, 8/15/11                                 793,408
   2,478,939                  AAA/Aaa    Federal Home Loan Mortgage Corp.,
                                         5.5%, 12/15/18 - 10/15/35                     2,524,849
   1,209,804                  AAA/Aaa    Federal Home Loan Mortgage Corp.,
                                         5.75%, 12/15/18                               1,234,614
   3,378,970                  AAA/Aaa    Federal Home Loan Mortgage Corp.,
                                         6.0%, 10/15/08 - 4/25/36                      3,408,921
     356,304                  AAA/Aaa    Federal Home Loan Mortgage Corp.,
                                         6.1%, 9/15/18                                   365,798
     815,962                  AAA/Aaa    Federal National Mortgage Association
                                         Benchmark Remic, 5.45%, 12/25/20                824,759
   1,155,565                  AAA/Aaa    Federal National Mortgage Association
                                         Benchmark Remic, 5.5%, 5/25/14                1,178,775
     786,897                  AAA/Aaa    Federal National Mortgage Association
                                         Benchmark Remic, 6.0%, 6/25/16                  804,909
   2,031,309       5.97       AAA/Aaa    Federal National Mortgage Association
                                         Grantor Trust, Floating Rate Note, 7/25/43    2,059,913
     205,138                  AAA/Aaa    Federal National Mortgage Association,
                                         4.0%, 11/25/14                                  204,943
   2,162,544                   NR/NR     Federal National Mortgage Association,
                                         4.5%, 10/25/15 - 12/25/25                     2,166,838
   1,391,893                  AAA/Aaa    Federal National Mortgage Association,
                                         5.0%, 7/25/15 - 1/25/25                       1,399,420
   1,021,968                   NR/NR     Federal National Mortgage Association,
                                         5.5%, 4/25/30                                 1,040,061
     338,153                  AAA/Aaa    Federal National Mortgage Association,
                                         6.0%, 6/25/29                                   343,962
                                                                                    ------------
                                                                                    $ 21,584,564
                                                                                    ------------
                                         Total Government                           $ 21,584,564
------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

20    Pioneer Short Term Income Fund | Annual Report | 8/31/08

             Floating      S&P/Moody's
Principal    Rate (b)      Ratings
Amount       (unaudited)   (unaudited)                                              Value
                                         TOTAL COLLATERALIZED
                                         MORTGAGE OBLIGATIONS
                                         (Cost $81,609,161)                         $ 77,833,511
------------------------------------------------------------------------------------------------
                                         CORPORATE BONDS -- 15.8%
                                         ENERGY -- 1.0%
                                         Oil & Gas Equipment & Services -- 0.9%
 $   400,000       5.78       NR/NR      Sevan Marine ASA, Floating Rate Note,
                                         5/14/13 (144A)                             $    356,000
   2,500,000      11.99       NR/NR      Sevan Marine ASA, Floating Rate Note,
                                         10/24/12 (144A)                                 456,326
     500,000                BBB+/Baa1    Weatherford International, Inc.,
                                         6.625%, 11/15/11                                525,773
                                                                                    ------------
                                                                                    $  1,338,099
------------------------------------------------------------------------------------------------
                                         Oil & Gas Storage & Transportation -- 0.1%
     250,000                BBB-/Baa3    NGPL Pipeco LLC, 6.514%,
                                         12/15/12 (144A)                            $    253,612
                                                                                    ------------
                                         Total Energy                               $  1,591,711
------------------------------------------------------------------------------------------------
                                         MATERIALS -- 0.1%
                                         Diversified Chemical -- 0.1%
     200,000                 A-/Baa2     ICI Wilmington, Inc., 4.375%, 12/1/08      $    200,123
                                                                                    ------------
                                         Total Materials                            $    200,123
------------------------------------------------------------------------------------------------
                                         AUTOMOBILES & COMPONENTS -- 0.2%
                                         Automobile Manufacturers -- 0.2%
     250,000                BBB-/Baa3    Hyundai Motor Co., Ltd., 5.3%,
                                         12/19/08 (144A)                            $    251,312
                                                                                    ------------
                                         Total Automobiles & Components             $    251,312
------------------------------------------------------------------------------------------------
                                         CONSUMER DURABLES & APPAREL -- 0.8%
                                         Home Furnishings -- 0.5%
     750,000                BBB-/Baa3    Mohawk Industries, Inc., 5.75%, 1/15/11    $    730,965
------------------------------------------------------------------------------------------------
                                         Household Appliances -- 0.3%
     500,000                BBB/Baa2     Whirlpool Corp., 5.5%, 3/1/13              $    488,938
                                                                                    ------------
                                         Total Consumer Durables & Apparel          $  1,219,903
------------------------------------------------------------------------------------------------
                                         FOOD, BEVERAGE & TOBACCO -- 1.1%
                                         Agricultural Products -- 0.3%
     465,000                  A/A2       Cargill, Inc., 5.2%, 1/22/13 (144A)        $    463,713
------------------------------------------------------------------------------------------------
                                         Packaged Foods & Meats -- 0.1%
     200,000                BBB/Baa2     Cadbury Schweppes US Financial,
                                         3.875%, 10/1/08 (144A)                     $    199,975
------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    21

             Floating      S&P/Moody's
Principal    Rate (b)      Ratings
Amount       (unaudited)   (unaudited)                                              Value
                                         Soft Drinks -- 0.7%
  $  500,000                 A+/Aa2      Pepsico, Inc., 4.65%, 2/15/13              $    511,678
     500,000                 A+/Aa2      Pepsico, Inc., 5.15%, 5/15/12                   521,667
                                                                                    ------------
                                                                                    $  1,033,345
                                                                                    ------------
                                         Total Food, Beverage & Tobacco             $  1,697,033
------------------------------------------------------------------------------------------------
                                         PHARMACEUTICALS & BIOTECHNOLOGY -- 0.9%
                                         Biotechnology -- 0.6%
     900,000                BBB/Baa3     Biogen IDEC, Inc., 6.0%, 3/1/13            $    894,070
------------------------------------------------------------------------------------------------
                                         Pharmaceuticals -- 0.3%
     500,000                  AA/A1      Abbott Laboratories, 5.15%, 11/30/12       $    516,080
                                                                                    ------------
                                         Total Pharmaceuticals & Biotechnology      $  1,410,150
------------------------------------------------------------------------------------------------
                                         BANKS -- 1.7%
                                         Diversified Banks -- 0.6%
     700,000       4.68     BBB-/Baa3    Alfa Div Pymt Rights Fin, Floating Rate
                                         Note, 12/15/11 (144A)                      $    661,500
     250,000                 AA+/Aa1     Wells Fargo Co., 4.375%, 1/31/13                239,465
                                                                                    ------------
                                                                                    $    900,965
------------------------------------------------------------------------------------------------
                                         Regional Banks -- 0.8%
     300,000                 A+/Aa3      American Express Bank FSB,
                                         5.5%, 4/16/13                              $    284,124
     500,000                  A-/A3      First Tennessee Bank, 5.316%, 12/8/08           498,032
     140,000                  A-/A2      Keycorp, 6.5%, 5/14/13                          115,929
     300,000                 BBB+/A3     Popular North America, Inc.,
                                         3.875%, 10/1/08                                 299,876
                                                                                    ------------
                                                                                    $  1,197,961
------------------------------------------------------------------------------------------------
                                         Thrifts & Mortgage Finance -- 0.3%
     600,000       2.89     BBB/Baa2     Washington Mutual Bank, Floating Rate
                                         Note, 5/1/09                               $    504,952
                                                                                    ------------
                                         Total Banks                                $  2,603,878
------------------------------------------------------------------------------------------------
                                         DIVERSIFIED FINANCIALS -- 7.7%
                                         Consumer Finance -- 2.0%
     500,000                  A/A2       Caterpillar Financial Services Corp.,
                                         4.3%, 6/1/10                               $    505,771
     500,000                 AA-/Aa3     Household Finance Co.,
                                         4.125%, 11/16/09                                498,542
   1,000,000                 AA-/Aa3     Household Finance Co., 5.9%, 6/19/12          1,011,608
   1,000,000       5.22     BBB-/Baa2    SLM Corp., Floating Rate Note, 2/1/10           916,560
     100,000       2.34     BBB-/Baa2    SLM Corp., Floating Rate Note, 12/15/08          97,842
                                                                                    ------------
                                                                                    $  3,030,323
------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

22    Pioneer Short Term Income Fund | Annual Report | 8/31/08

             Floating      S&P/Moody's
Principal    Rate (b)      Ratings
Amount       (unaudited)   (unaudited)                                              Value
                                       Investment Banking & Brokerage -- 0.6%
 $  500,000                  A/A2      Merrill Lynch & Co., Inc.,
                                       4.125%, 9/10/09                              $    492,205
    500,000                  A/A2      Merrill Lynch & Co., Inc., 5.45%, 2/5/13          466,317
                                                                                    ------------
                                                                                    $    958,522
------------------------------------------------------------------------------------------------
                                       Diversified Financial Services -- 3.9%
    250,000       2.90      AA-/Aa3    Citigroup Inc., Floating Rate Note, 3/16/12  $    233,594
    500,000                BBB+/Baa1   GATX Corp., 5.5%, 2/15/12                         502,723
    500,000                 AAA/Aaa    General Electric Capital Corp.,
                                       4.0%, 2/15/12                                     485,461
  1,500,000                 AAA/Aaa    General Electric Capital Corp.,
                                       5.5%, 11/15/11                                  1,502,996
    250,000                 AAA/Aaa    General Electric Capital Corp.,
                                       4.0%, 6/15/09                                     250,749
    263,952                BBB/Baa2    Power Receivables Finance LLC, 6.29%,
                                       1/1/12 (144A)                                     270,725
  2,000,000       3.04       A+/A1     Premium Asset, 3.81%, 10/8/09
                                       (144A) (G.I.C.) (e)                             1,900,000
  1,000,000                 BB/Baa2    TNK-BP Finance SA, 7.5%,
                                       3/13/13 (144A)                                    945,000
                                                                                    ------------
                                                                                    $  6,091,248
------------------------------------------------------------------------------------------------
                                       Specialized Finance -- 1.2%
    500,000                 A-/Baa1    CIT Group, Inc., 7.625%, 11/30/12            $    424,422
    500,000       2.79      A-/Baa1    Citigroup, Inc., Floating Rate Note, 6/8/09       473,353
    400,000                  A+/A1     International Lease Finance Corp.,
                                       6.375%, 3/25/13                                   357,712
    500,000                  A/A2      National Rural Utilities, 5.4%, 10/15/13          506,108
                                                                                    ------------
                                                                                    $  1,761,595
                                                                                    ------------
                                       Total Diversified Financials                 $ 11,841,688
------------------------------------------------------------------------------------------------
                                       INSURANCE -- 1.6%
                                       Property & Casualty Insurance -- 0.6%
    325,000                 AAA/Aaa    Berkshire Hathway, Inc., 5.0%,
                                       8/15/13 (144A)                               $    330,004
    500,000       7.19      BB+/NR     Blue Fin, Ltd., Floating Rate
                                       Note, 4/10/12                                     490,600
                                                                                    ------------
                                                                                    $    820,604
------------------------------------------------------------------------------------------------
                                       Reinsurance -- 1.0%
    250,000       6.91       BB/NR     Foundation RE Ltd., Floating Rate Note,
                                       11/24/08 (144A)                              $    246,250
    250,000      12.03       NR/B3     Globecat, Ltd., Floating Rate Note,
                                       1/2/13 (144A)                                     250,700

The accompanying notes are an integral part of these financial statements.

                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    23

               Floating      S&P/Moody's
Principal      Rate (b)      Ratings
Amount         (unaudited)   (unaudited)                                            Value
                                       Reinsurance -- (continued)
 $1,050,000       4.69       NR/Baa3   Redwood Capital X, Ltd., Floating Rate
                                       Note, 1/9/09 (144A)                          $  1,049,160
                                                                                    ------------
                                                                                    $  1,546,110
                                                                                    ------------
                                       Total Insurance                              $  2,366,714
------------------------------------------------------------------------------------------------
                                       TELECOMMUNICATION SERVICES -- 0.4%
                                       Integrated Telecommunication Services -- 0.4%
    250,000                 BBB/Baa2   Telecom Italia Capital, 4.0%, 11/15/08       $    249,995
    290,000                 BBB/Baa2   Telecom Italia Capital, 4.875%, 10/1/10           288,370
                                                                                    ------------
                                                                                    $    538,365
                                                                                    ------------
                                       Total Telecommunication Services             $    538,365
------------------------------------------------------------------------------------------------
                                       UTILITIES -- 0.3%
                                       Electric Utilities -- 0.3%
    500,000                   A-/A1    Consolidated Edison, Inc., 4.7%, 6/15/09     $    505,281
                                                                                    ------------
                                       Total Utilities                              $    505,281
------------------------------------------------------------------------------------------------
                                       TOTAL CORPORATE BONDS
                                       (Cost $24,797,137)                           $ 24,226,158
------------------------------------------------------------------------------------------------
                                       U.S. GOVERNMENT & AGENCY
                                       OBLIGATIONS -- 22.6%
  1,000,000                  AAA/Aaa   Federal Home Loan Bank,
                                       3.5%, 4/25/11                                $    996,499
    164,741                  AAA/Aaa   Federal Home Loan Bank,
                                       4.84%, 1/25/12                                    165,302
    129,459                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       3.0%, 8/1/10                                      127,757
  2,000,000                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       3.75%, 7/30/10                                  2,006,160
  1,077,148                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       4.5%, 9/1/09 - 29/1/12                          1,074,109
  1,987,662                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       4.511%, 5/1/35                                  2,014,368
     79,603                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       6.7%, 4/1/25                                       80,232
  1,617,123                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       5.0%, 12/1/08 - 2/1/21                          1,626,874
     91,622                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       5.5%, 9/1/08 - 212/1/08                            91,961
    522,590                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       5.505%, 12/1/31                                   526,900
  1,000,000                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       5.75%, 7/20/11                                  1,017,593
    394,672                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       6.0%, 6/1/09                                      399,945

The accompanying notes are an integral part of these financial statements.

24    Pioneer Short Term Income Fund | Annual Report | 8/31/08

             Floating      S&P/Moody's
Principal    Rate (b)      Ratings
Amount       (unaudited)   (unaudited)                                             Value
                                       U.S. Government and Agency Obligations -- (continued)
 $  421,241                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       6.064%, 11/1/40                               $   420,751
    943,449                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       6.134%, 10/1/31                                   954,837
     17,217                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       6.303%, 7/1/18                                     17,526
  1,310,225                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       6.44%, 10/1/36                                  1,342,073
    166,213                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       6.5%, 3/1/11 - 6/17/17                            173,170
     11,368                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       6.533%, 11/1/25                                    11,590
      7,857                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       6.571%, 4/1/29                                      7,965
      4,383                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       6.837%, 4/1/28                                      4,435
     14,759                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       6.888%, 11/1/31                                    14,964
     12,292                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       6.985%, 5/1/25                                     12,425
      4,875                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       7.035%, 4/1/29                                      4,935
      7,968                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       7.142%, 1/1/28                                      8,082
    241,113                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       7.245%, 8/1/31                                    241,652
      4,489                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       7.25%, 8/1/31                                       4,508
     14,234                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       7.295%, 6/1/25                                     14,510
    575,992                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       7.3%, 10/1/32                                     585,849
    139,335                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       7.393%, 11/1/24                                   140,672
     25,058                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       7.484%, 2/1/27                                     25,329
     82,421                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       7.680%, 1/1/25                                     83,394
      4,455                  AAA/Aaa   Federal Home Loan Mortgage Corp.,
                                       7.936%, 2/1/33                                      4,577
  3,000,000                  AAA/Aaa   Federal National Mortgage Association,
                                       4.0%, 7/2/10 - 26/3/11                          3,016,135
    642,622                  AAA/Aaa   Federal National Mortgage Association,
                                       5.0%, 3/1/09 - 27/1/15                            647,707
    255,197                  AAA/Aaa   Federal National Mortgage Association,
                                       5.469%, 7/1/36                                    258,773

The accompanying notes are an integral part of these financial statements.

                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    25

             Floating      S&P/Moody's
Principal    Rate (b)      Ratings
Amount       (unaudited)   (unaudited)                                              Value
                                       U.S. Government and Agency Obligations -- (continued)
 $  757,071                AAA/Aaa     Federal National Mortgage Association,
                                       5.5%, 1/1/12 - 12/1/35                       $    750,721
    366,565                AAA/Aaa     Federal National Mortgage Association,
                                       6.0%, 2/1/34                                      371,503
    731,104                AAA/Aaa     Federal National Mortgage Association,
                                       6.339%, 12/1/36                                   731,814
  1,603,360                AAA/Aaa     Federal National Mortgage Association,
                                       6.5%, 8/1/13 - 7/1/32                           1,664,713
  3,676,729                AAA/Aaa     Federal National Mortgage Association,
                                       7.0%, 5/1/12 - 7/1/36                           3,852,814
    103,607                AAA/Aaa     Federal National Mortgage Association,
                                       7.243%, 12/1/28                                   104,723
    109,803                AAA/Aaa     Federal National Mortgage Association,
                                       7.405%, 10/1/29                                   111,694
    453,993                AAA/Aaa     Federal National Mortgage Association,
                                       7.586%, 10/1/29                                   459,269
    160,096                AAA/Aaa     Federal National Mortgage Association,
                                       8.0%, 4/1/14                                      168,751
  2,896,724                AAA/Aaa     Government National Mortgage
                                       Association, 5.0%, 4/15/38 - 6/15/38            2,831,630
  1,617,398                AAA/Aaa     Government National Mortgage
                                       Association, 6.0%, 5/20/13 - 11/15/36           1,645,523
    559,049                AAA/Aaa     Government National Mortgage
                                       Association, 6.5%, 5/15/31 - 10/15/37             577,511
     62,694                AAA/Aaa     Government National Mortgage
                                       Association, 7.0%, 1/15/09 - 11/15/13              65,497
    590,857                AAA/Aaa     Government National Mortgage
                                       Association, 7.5%, 4/15/09 - 10/15/36             625,533
     43,389                AAA/Aaa     Government National Mortgage
                                       Association, 8.0%, 11/15/09 - 4/15/10              44,859
     14,387                AAA/Aaa     Government National Mortgage
                                       Association, 8.5%, 9/15/09 - 12/15/09              14,828
  1,083,150                AAA/Aaa     U.S. Treasury Inflation Notes,
                                       2.5%, 7/15/16 (d)                               1,159,647
  1,200,000                AAA/Aaa     U.S. Treasury Notes, 4.75%, 5/15/14 (d)         1,301,626
                                                                                    ------------
                                                                                    $ 34,606,215
------------------------------------------------------------------------------------------------
                                       TOTAL U.S. GOVERNMENT & AGENCY
                                       OBLIGATIONS
                                       (Cost $34,071,980)                           $ 34,606,215
------------------------------------------------------------------------------------------------
                                       FOREIGN GOVERNMENT BOND -- 0.2%
    250,000                 A/Aa3      Korea Development Bank, 5.3%,
                                       1/17/13 (d)                                  $    248,811
------------------------------------------------------------------------------------------------
                                       TOTAL FOREIGN GOVERNMENT BOND
                                       (Cost $249,643)                              $    248,811
------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

26    Pioneer Short Term Income Fund | Annual Report | 8/31/08

             Floating      S&P/Moody's
Principal    Rate (b)      Ratings
Amount       (unaudited)   (unaudited)                                              Value
                                       SENIOR FLOATING RATE LOAN
                                       INTERESTS -- 2.1%**
                                       MATERIALS -- 0.1%
                                       Forest Products -- 0.1%
$   198,992     5.0355       B+/B2     Graham Packaging Co., New Term
                                       Loan, 10/7/11                                $    189,821
                                                                                    ------------
                                       Total Materials                              $    189,821
------------------------------------------------------------------------------------------------
                                       COMMERCIAL SERVICES & SUPPLIES -- 0.2%
                                       Environmental & Facilities Services -- 0.2%
    198,995     4.8100      BB-/B2     Synagro Technologies, Inc., Term
                                       Loan, 4/2/14                                 $    169,643
    168,968     4.7400      BB-/Ba3    Waste Services, Inc., Tranche E Term
                                       Loan, 3/31/11                                     167,701
                                                                                    ------------
                                                                                    $    337,344
                                                                                    ------------
                                       Total Commercial Services & Supplies         $    337,344
------------------------------------------------------------------------------------------------
                                       AUTOMOBILES & COMPONENTS -- 0.1%
                                       Auto Parts & Equipment -- 0.1%
    144,587     6.0000      BB-/Ba3    Accuride Corp., Term Advance
                                       Loan, 1/31/12                                $    135,912
                                                                                    ------------
                                       Total Automobiles & Components               $    135,912
------------------------------------------------------------------------------------------------
                                       CONSUMER SERVICES -- 0.1%
                                       Casinos & Gaming -- 0.1%
    100,000     5.9219       NR/NR     Fontainebleau Las Vegas, Initial Term
                                       Loan, 6/6/14                                 $     79,000
     82,917     5.2831      BB-/NR     Gateway Casinos & Entertainment, Inc.,
                                       Term Advance Loan, 11/17/14                        64,675
     16,667     5.2831      NR/Ba3     Gateway Casinos & Entertainment, Inc.,
                                       Delayed Draw Loan, 11/17/14                        13,000
                                                                                    ------------
                                                                                    $    156,675
                                                                                    ------------
                                       Total Consumer Services                      $    156,675
------------------------------------------------------------------------------------------------
                                       RETAILING -- 0.1%
                                       Internet Retail -- 0.1%
    205,000     5.7300     BBB-/Ba1    Ticketmaster Corp., Term B Loan, 7/22/14     $    206,281
                                                                                    ------------
                                       Total Retailing                              $    206,281
------------------------------------------------------------------------------------------------
                                       FOOD, BEVERAGE & TOBACCO -- 0.2%
                                       Packaged Foods & Meats -- 0.2%
    298,500     5.5499      BB/Ba2     Graphic Packaging International, Inc.,
                                       Incremental Loan, 5/16/14                    $    288,729
                                                                                    ------------
                                       Total Food, Beverage & Tobacco               $    288,729
------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    27

             Floating      S&P/Moody's
Principal    Rate (b)      Ratings
Amount       (unaudited)   (unaudited)                                              Value
                                       HEALTH CARE EQUIPMENT & SERVICES -- 0.4%
                                       Health Care Facilities -- 0.3%
$   274,939     4.9776     BB-/Ba3     CHS/Community Health Systems, Inc.,
                                       Funded Term Loan, 7/25/14                    $    260,504
     74,754     4.2191     B+/Ba3      Psychiatric Solutions, Inc., Term
                                       Loan, 7/1/12                                       71,297
     12,187     4.9122     B+/Ba2      Sun Healthcare Group, Inc., Delayed Draw
                                       Loan, 4/19/14                                      11,395
     19,724     2.7006     B+/Ba2      Sun Healthcare Group, Inc., Synthetic LC
                                       Loan, 4/19/14                                      18,442
     76,890     4.8037     B+/Ba2      Sun Healthcare Group, Inc., Term
                                       Loan, 4/19/14                                      71,892
                                                                                    ------------
                                                                                    $    433,530
------------------------------------------------------------------------------------------------
                                       Health Care Supplies -- 0.1%
      9,600     4.1304     BB-/B1      Bausch & Lomb, Inc., Delayed Draw
                                       Loan, 4/24/15                                $      9,370
     95,680     6.0506     BB-/B1      Bausch & Lomb, Inc., Parent Term
                                       Loan, 4/24/15                                      93,386
                                                                                    ------------
                                                                                    $    102,756
                                                                                    ------------
                                       Total Health Care Equipment & Services       $    536,286
------------------------------------------------------------------------------------------------
                                       PHARMACEUTICALS & BIOTECHNOLOGY -- 0.4%
                                       Pharmaceuticals -- 0.4%
    544,472     6.3091      BB/NR      Talecris Biotherapeutics, Inc., First Lien
                                       Term Loan, 12/6/13                           $    529,499
                                                                                    ------------
                                       Total Pharmaceuticals & Biotechnology        $    529,499
------------------------------------------------------------------------------------------------
                                       TECHNOLOGY HARDWARE & EQUIPMENT -- 0.2%
                                       Computer Storage & Peripherals -- 0.2%
    397,980     4.5525     BB/Ba3      SunGard Data Systems, Inc., New US Term
                                       Loan, 2/12/14                                $    374,972
                                                                                    ------------
                                       Total Technology Hardware & Equipment        $    374,972
------------------------------------------------------------------------------------------------
                                       TELECOMMUNICATION SERVICES -- 0.3%
                                       Integrated Telecommunication Services -- 0.3%
     30,738     5.6700     BB-/Ba2     Telesat Canada, U.S. Term II
                                       Loan, 10/31/14                               $     29,571
    447,825     5.7940     BB-/Ba2     Telesat Canada, U.S. Term I
                                       Loan, 10/31/14                                    430,822
                                                                                    ------------
                                                                                    $    460,393
                                                                                    ------------
                                       Total Telecommunication Services             $    460,393
------------------------------------------------------------------------------------------------
                                       TOTAL SENIOR FLOATING RATE
                                       LOAN INTERESTS
                                       (Cost $3,173,871)                            $  3,215,912
------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

28    Pioneer Short Term Income Fund | Annual Report | 8/31/08

               Floating      S&P/Moody's
Principal      Rate (b)      Ratings
Amount         (unaudited)   (unaudited)                                            Value
                                       TEMPORARY CASH INVESTMENTS -- 3.5%
                                       Repurchase Agreement -- 2.0%
$   780,000                            Bank of America, 2.14%, dated 8/30/08,
                                       repurchase price of $780,000 plus accrued
                                       interest on 9/1/08 collateralized by
                                       $1,175,408 Federal National Mortgage
                                       Association, 5.0%, 3/1/35                    $    780,000
    780,000                            Barclays Plc, 2.12%, dated 8/30/08,
                                       repurchase price of $780,000 plus accrued
                                       interest on 9/1/08 collateralized by
                                       $805,656 Federal National Mortgage
                                       Association, 5.5%, 5/1/38 - 7/1/38                780,000
    780,000                            Deutsche Bank, 2.14%, dated 8/30/08,
                                       repurchase price of $780,000 plus
                                       accrued interest on 9/1/08 collateralized
                                       by the following:
                                       $705,143 Freddie Mac Giant,
                                       4.5 - 7.0%, 6/1/23 - 8/1/38
                                       $145,744 Federal Home Loan
                                       Mortgage Corp., 5.806 - 6.425%,
                                       9/1/33 - 1/1/37
                                       $139,730 Federal National Mortgage
                                       Association (ARM), 4.915 - 6.303%,
                                       6/1/35 - 9/1/36
                                       $169,258 Federal National Mortgage
                                       Association, 5.0 - 7.0%,
                                       11/1/20 - 5/1/48                                  780,000
    780,000                            JP Morgan Chase & Co., 2.13%, dated
                                       8/30/08, repurchase price of $780,000
                                       plus accrued interest on 9/1/08
                                       collateralized by $1,064,433 Federal
                                       National Mortgage Association,
                                       5.0 - 6.5%, 12/1/16 - 6/1/38                      780,000
                                                                                    ------------
                                                                                    $  3,120,000
------------------------------------------------------------------------------------------------
                                       SECURITIES LENDING COLLATERAL -- 1.5% (c)
                                       Certificates of Deposit:
     31,448                            Citibank, 2.73%, 10/30/08                    $     31,448
     31,448                            Abbey National Plc, 3.15%, 8/13/09                 31,448
     31,469                            Banco Santander NY, 3.09%, 12/22/08                31,469
     31,439                            Bank of Nova Scotia, 3.18%, 5/05/09                31,439
     11,315                            Bank of Scotland NY, 2.89%, 11/4/08                11,315
     50,208                            Bank of Scotland NY, 3.03%, 9/26/08                50,208
     56,606                            Barclays Bank, 3.18%, 5/27/09                      56,606
     62,896                            BNP Paribas NY, 2.72% 11/3/08                      62,896
     26,416                            Calyon NY, 2.64%, 9/29/08                          26,416
      6,279                            Calyon NY, 2.69%, 01/16/09                          6,279

The accompanying notes are an integral part of these financial statements.

                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    29

             Floating      S&P/Moody's
Principal    Rate (b)      Ratings
Amount       (unaudited)   (unaudited)                                              Value
                                       Certificates of Deposit -- (continued)
  $   3,704                            Calyon NY, 2.69%, 01/16/09                   $      3,704
     23,324                            Dexia Bank NY, 3.37%, 09/29/08                     23,324
     56,606                            DNB NOR Bank ASA NY, 2.90%, 6/8/09                 56,606
      2,703                            Fortis, 3.11%, 09/30/08                             2,703
     57,613                            Intesa SanPaolo S.p.A., 2.72%, 5/22/09             57,613
      3,637                            NORDEA NY, 2.72%, 4/9/09                            3,637
      3,016                            NORDEA NY, 2.73%, 12/01/08                          3,016
     31,448                            Royal Bank of Canada NY, 2.6%, 9/5/08              31,448
     47,172                            Royal Bank of Canada NY, 3.0%, 8/7/09              47,172
     18,876                            Bank of Scotland NY, 2.96%, 11/3/08                18,876
      3,647                            Skandinavian Enskilda Bank NY,
                                       3.18%, 09/22/08                                     3,647
      6,278                            Skandinavian Enskilda Bank NY,
                                       3.06%, 02/13/09                                     6,278
     56,606                            Svenska Bank NY, 2.70%, 7/08/09                    56,606
     39,624                            Toronto Dominion Bank NY,
                                       2.77%, 9/5/08                                      39,624
     18,869                            Toronto Dominion Bank NY,
                                       2.75%, 11/5/08                                     18,869
     31,448                            Wachovia, 3.62%, 10/28/08                          31,448
                                                                                    ------------
                                                                                    $    806,989
------------------------------------------------------------------------------------------------
                                       Commercial Paper:
     62,896                            CBA, 3.02%, 7/16/09                          $     62,896
      6,254                            Dexdel, 2.70%, 11/10/08                             6,254
     62,441                            JP Morgan Chase & Co., 1.42%, 12/3/08              62,441
      6,257                            Met Life, Inc., 2.70%, 11/3/08                      6,257
     62,896                            HSBC Securities, Inc., 2.88%, 9/29/08              62,896
     61,764                            Honda Finance Corp., 2.92%, 7/14/09                61,764
     31,345                            Royal Bank of Scotland,
                                       2.66%, 10/14/08                                    31,345
     18,867                            John Deere Capital Corp.,
                                       2.78%, 12/12/2008                                  18,867
     62,896                            Monumental Global Funding, Ltd.,
                                       3.24%, 08/17/09                                    62,896
     56,606                            New York Life Global, 2.98%, 9/4/09                56,606
     62,896                            Societe Generale, 3.29%, 9/4/09                    62,896
      5,986                            Bank Bovespa NY, 2.79%, 3/12/09                     5,986
     28,299                            General Electric Capital Corp.,
                                       2.77%, 1/5/09                                      28,299
     31,439                            General Electric Capital Corp.,
                                       2.82%, 3/16/09                                     31,439
     31,448                            CME Group, Inc., 3.00%, 8/6/09                     31,448
     11,631                            IBM, 3.18%, 2/13/09                                11,631
     31,448                            IBM, 3.18%, 6/26/09                                31,448

The accompanying notes are an integral part of these financial statements.

30    Pioneer Short Term Income Fund | Annual Report | 8/31/08

             Floating      S&P/Moody's
Principal    Rate (b)      Ratings
Amount       (unaudited)   (unaudited)                                              Value
                                       Commercial Paper -- (continued)
$    56,606                            Met Life Global Funding, 3.16%, 6/12/09       $     56,606
     62,896                            U.S. Bank, 2.912%, 8/24/09                          62,896
      6,283                            Wachovia Corp., 2.85%, 10/28/08                      6,283
     53,461                            WestPac, 3.18%, 6/1/09                              53,461
                                                                                     ------------
                                                                                     $    751,719
-------------------------------------------------------------------------------------------------
                                       Mutual Funds:
     47,172                            AIM Short Term Investment Trust, 2.47%        $     47,172
     47,172                            Dreyfus Preferred Money Market
                                       Fund, 3.18%                                         47,172
                                                                                     ------------
                                                                                     $     94,344
-------------------------------------------------------------------------------------------------
                                       Tri-party Repurchase Agreements:
    188,687                            ABN Amro, 2.11%, 9/2/08                       $    188,688
     23,611                            Barclays Capital Markets, 2.11%, 9/2/08             23,611
     14,328                            Deutsche Bank, 2.11%, 9/2/08                        14,328
    221,393                            Lehman Brothers, 2.11%, 9/2/08                     221,393
                                                                                     ------------
                                                                                     $    448,020
-------------------------------------------------------------------------------------------------
                                       Time Deposit:
     94,344                            SunTrust Banks, Inc., 1.875%, 9/2/08          $     94,344
-------------------------------------------------------------------------------------------------
                                       Other:
      9,380                            ABS CFAT 2008-A A1, 3.005%, 4/27/09           $      9,380
                                                                                     ------------
                                       Total Securities Lending Collateral           $  2,204,796
-------------------------------------------------------------------------------------------------
                                       TOTAL TEMPORARY CASH INVESTMENTS
                                       (Cost $5,324,796)                             $  5,324,796
-------------------------------------------------------------------------------------------------
                                       TOTAL INVESTMENT IN SECURITIES -- 100.9%
                                       (Cost $159,681,169) (a) (c)                   $154,518,024
-------------------------------------------------------------------------------------------------
                                       OTHER ASSETS AND
                                       LIABILITIES -- (0.9)%                         $ (1,304,611)
-------------------------------------------------------------------------------------------------
                                       TOTAL NET ASSETS -- 100.0%                    $153,213,413
=================================================================================================

(144A) Security is exempt from registration under Rule 144A of the Securities Act of 1933. Such securities may be resold normally to qualified institutional buyers in a transaction exempt from registration. At August 31, 2008, the value of these securities amounted to $8,997,863 or 5.9% of total net assets.

** Senior floating rate loan interests in which the Portfolio invests generally pay interest at rates that are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally (i) the lending rate offered by one or more major European banks, such as LIBOR (London InterBank Offered Rate), (ii) the prime rate offered by one or more major United States banks, (iii) the certificate of deposit or (iv) other base lending rates used by commercial lenders. The rate shown is the coupon rate at period end.

(G.I.C.) Guaranteed Investment Contract

NR       Not rated.

The accompanying notes are an integral part of these financial statements.

                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    31

(a) At August 31, 2008, the net unrealized loss on investments based on cost for federal income tax purposes of $159,704,895 was as follows:

         Aggregate gross unrealized gain for all investments in which there is an
           excess of value over tax cost                                             $ 1,195,447
         Aggregate gross unrealized loss for all investments in which there is an
           excess of tax cost over value                                              (6,341,069)
                                                                                     -----------
         Net unrealized loss                                                         $(5,145,622)
                                                                                     ============

(b) Debt obligation with a variable interest rate. Rate shown is rate at end of period.

(c)      Securities lending collateral is managed by Credit Suisse.

(d)      At August 31, 2008, the following securities were out on loan:

Principal
Amount              Security                                         Value
 $      100,000     Greenwich Capital Commercial, 4.022%, 1/5/36     $   99,343
        240,000     Korea Development Bank 5.3%, 1/17/13                238,858
        900,000     U.S. Treasury Inflation Notes, 2.5%, 7/15/16        963,563
        789,000     U.S. Treasury Notes, 4.75%, 5/15/14                 855,819
-------------------------------------------------------------------------------
                    Total                                            $2,157,583
===============================================================================

(e)      Security is fair valued (See Note A).

Purchases and sales of securities (excluding temporary cash investments) for the year ended August 31, 2008, were as follows:

                                                     Purchases       Sales
Long-term U.S. Government                            $18,773,473     $45,604,359
Other Long-term Securities                           $42,916,056     $73,211,968

The accompanying notes are an integral part of these financial statements.

32    Pioneer Short Term Income Fund | Annual Report | 8/31/08

Statement of Assets and Liabilities | 8/31/08

ASSETS:
  Investment in securities at value (including securities loaned
   of $2,157,583) (cost $159,681,169)                                     $154,518,024
  Cash                                                                         327,861
  Foreign currencies, at value (cost $2)                                             2
  Receivables --
   Paydown                                                                      66,638
   Fund shares sold                                                            146,453
   Interest                                                                    902,349
   Forward foreign currency portfolio hedge contracts, open-net                 18,771
   Due from Pioneer Investment Management, Inc.                                    970
  Other                                                                         22,221
--------------------------------------------------------------------------------------
     Total assets                                                         $156,003,289
--------------------------------------------------------------------------------------
LIABILITIES:
  Payables --
   Investment securities purchased                                        $     31,040
   Fund shares repurchased                                                     340,912
   Dividends                                                                    99,084
   Upon return of securities loaned                                          2,204,796
  Unrealized depreciation on unfunded corporate loans                           11,876
  Due to affiliates                                                             17,527
  Accrued expenses                                                              84,641
--------------------------------------------------------------------------------------
     Total liabilities                                                    $  2,789,876
--------------------------------------------------------------------------------------
NET ASSETS:
  Paid-in capital                                                         $163,612,076
  Undistributed net investment income                                           93,204
  Accumulated net realized loss on investments and foreign currency
   transactions                                                             (5,376,711)
  Net unrealized loss on investments                                        (5,133,772)
  Net unrealized gain on forward foreign currency contracts and other
   assets and liabilities denominated in foreign currencies                     18,616
--------------------------------------------------------------------------------------
     Total net assets                                                     $153,213,413
======================================================================================
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
  Class A (based on $12,499,198/1,313,618)                                $       9.52
  Class B (based on $6,798,216/715,328)                                   $       9.50
  Class C (based on $3,440,636/362,451)                                   $       9.49
  Class Y (based on $130,475,363/13,716,223)                              $       9.51
MAXIMUM OFFERING PRICE:
  Class A ($9.52 [divided by] 97.5%)                                      $       9.76
======================================================================================

The accompanying notes are an integral part of these financial statements.

                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    33

Statement of Operations

For the Year Ended 8/31/08

INVESTMENT INCOME:
  Interest                                                                  $ 10,415,189
  Income from securities loaned, net                                               6,654
--------------------------------------------------------------------------------------------------------
     Total investment income                                                                 $10,421,843
--------------------------------------------------------------------------------------------------------
EXPENSES:
  Management fees                                                           $    755,085
  Transfer agent fees and expenses
   Class A                                                                        27,437
   Class B                                                                        24,259
   Class C                                                                         5,889
   Class Y                                                                         1,045
  Distribution fees
   Class A                                                                        34,743
   Class B                                                                        81,646
   Class C                                                                        33,451
  Administrative fees                                                             42,473
  Custodian fees                                                                  36,444
  Registration fees                                                               58,048
  Professional fees                                                               58,559
  Printing expense                                                                29,738
  Fees and expenses of nonaffiliated trustees                                      5,877
  Miscellaneous                                                                   45,961
--------------------------------------------------------------------------------------------------------
     Total expenses                                                                          $ 1,240,655
     Less fees waived and expenses reimbursed by Pioneer
       Investment Management, Inc.                                                               (16,573)
     Less fees paid indirectly                                                                    (1,556)
--------------------------------------------------------------------------------------------------------
     Net expenses                                                                            $ 1,222,526
--------------------------------------------------------------------------------------------------------
       Net investment income                                                                 $ 9,199,317
--------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND
FOREIGN CURRENCY TRANSACTIONS:
  Net realized gain on:
   Investments                                                              $    257,523
   Forward foreign currency contracts and other assets and liabilities
     denominated in foreign currencies                                             6,320     $   263,843
--------------------------------------------------------------------------------------------------------
  Change in net unrealized gain (loss) on:
   Investments                                                              $ (4,463,886)
   Unfunded corporate loans                                                      (11,876)
   Forward foreign currency contracts and other assets and liabilities
     denominated in foreign currencies                                            18,616     $(4,457,146)
--------------------------------------------------------------------------------------------------------
  Net loss on investments and foreign currency transactions                                  $(4,193,303)
--------------------------------------------------------------------------------------------------------
  Net increase in net assets resulting from operations                                       $ 5,006,014
========================================================================================================

The accompanying notes are an integral part of these financial statements.

34    Pioneer Short Term Income Fund | Annual Report | 8/31/08

Statement of Changes in Net Assets

For the Years Ended 8/31/08 and 8/31/07, respectively

                                                                       Year Ended         Year Ended
                                                                        8/31/08            8/31/07
FROM OPERATIONS:
Net investment income                                                $  9,199,317       $  9,476,296
Net realized gain (loss) on investments and foreign currency
  transactions                                                            263,843           (171,450)
Change in net unrealized gain (loss) on investments and foreign
  currency transactions                                                (4,457,146)           508,387
-----------------------------------------------------------------------------------------------------
   Net increase in net assets resulting from operations              $  5,006,014       $  9,813,233
-----------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
   Class A ($0.45 and $0.44 per share, respectively)                 $   (646,532)      $   (651,572)
   Class B ($0.36 and $0.35 per share, respectively)                     (305,468)          (372,240)
   Class C ($0.37 and $0.35 per share, respectively)                     (128,316)          (119,948)
   Class Y ($0.49 and $0.47 per share, respectively)                   (8,200,188)        (8,706,262)
-----------------------------------------------------------------------------------------------------
     Total distributions to shareowners                              $ (9,280,504)      $ (9,850,022)
-----------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                                     $ 31,317,727       $ 67,873,310
Reinvestment of distributions                                           7,818,468          7,937,593
Cost of shares repurchased                                            (96,403,549)       (52,157,774)
-----------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets resulting from Fund
     share transactions                                              $(57,267,354)      $ 23,653,129
-----------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets                             $(61,541,844)      $ 23,616,340
NET ASSETS:
Beginning of year                                                     214,755,257        191,138,917
-----------------------------------------------------------------------------------------------------
End of year                                                          $153,213,413       $214,755,257
-----------------------------------------------------------------------------------------------------
Undistributed (distributions in excess of) net investment income     $     93,204       $    (22,994)
-----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    35

                                     '08 Shares       '08 Amount          '07 Shares      '07 Amount
Class A
Shares sold                           1,344,504     $ 13,127,058             569,912     $ 5,570,496
Reinvestment of distributions            54,393          527,575              54,816         535,851
Less shares repurchased              (1,436,375)     (13,916,254)         (1,498,430)    (14,631,863)
-----------------------------------------------------------------------------------------------------
   Net decrease                         (37,478)    $   (261,621)           (873,702)    $(8,525,516)
=====================================================================================================
Class B
Shares sold                             407,115     $  3,966,796             141,908     $ 1,384,900
Reinvestment of distributions            20,097          194,871              25,739         251,415
Less shares repurchased                (631,803)      (6,121,897)           (782,689)     (7,635,745)
-----------------------------------------------------------------------------------------------------
   Net decrease                        (204,591)    $ (1,960,230)           (615,042)    $(5,999,430)
=====================================================================================================
Class C
Shares sold                             347,231     $  3,380,937             149,320     $ 1,455,051
Reinvestment of distributions             8,451           81,787               7,457          72,737
Less shares repurchased                (288,749)      (2,793,273)           (473,952)     (4,616,134)
-----------------------------------------------------------------------------------------------------
   Net increase (decrease)               66,933     $    669,451            (317,175)    $(3,088,346)
=====================================================================================================
Class Y
Shares sold                           1,108,096     $ 10,842,936           6,079,632     $59,462,863
Reinvestment of distributions           722,346        7,014,235             723,645       7,077,590
Less shares repurchased              (7,552,206)     (73,572,125)         (2,585,048)    (25,274,032)
-----------------------------------------------------------------------------------------------------
   Net increase (decrease)           (5,721,764)    $(55,714,954)          4,218,229     $41,266,421
======================================================================================================

The accompanying notes are an integral part of these financial statements.

36    Pioneer Short Term Income Fund | Annual Report | 8/31/08

Financial Highlights

                                                                     Year        Year
                                                                     Ended       Ended
                                                                     8/31/08     8/31/07
Class A
Net asset value, beginning of period                                 $  9.76     $ 9.75
-------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                               $  0.45     $ 0.43
 Net realized and unrealized gain (loss) on investments and foreign
  currency transactions                                                (0.24)      0.02
-------------------------------------------------------------------------------------------
  Net increase from investment operations                            $  0.21     $ 0.45
Distributions to shareowners:
 Net investment income                                                 (0.45)      (0.44)
-------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                           $ (0.24)    $ 0.01
-------------------------------------------------------------------------------------------
Net asset value, end of period                                       $  9.52     $ 9.76
===========================================================================================
Total return*                                                           2.18%       4.68%
Ratio of net expenses to average net assets+                            0.91%       0.91%
Ratio of net investment income to average net assets+                   4.60%       4.27%
Portfolio turnover rate                                                   34%         78%
Net assets, end of period (in thousands)                             $12,499     $13,184
Ratios with no waiver of management fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                           1.00%       1.00%
 Net investment income (loss)                                           4.51%       4.18%
Ratios with waiver of management fees and assumption of expenses by
 PIM and reduction for fees paid indirectly:
 Net expenses                                                           0.90%       0.90%
 Net investment income                                                  4.61%       4.28%
===========================================================================================


                                                                                             For the period
                                                                                             from 7/8/04
                                                                     Year        Year        (Commencement
                                                                     Ended       Ended       of Operations)
                                                                     8/31/06     8/31/05     to 8/31/04
Class A
Net asset value, beginning of period                                 $  9.84     $ 10.02     $10.00
-----------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income                                               $  0.29     $  0.27     $ 0.03
 Net realized and unrealized gain (loss) on investments and foreign
  currency transactions                                                (0.06)      (0.14)      0.03
-----------------------------------------------------------------------------------------------------------
  Net increase from investment operations                            $  0.23     $  0.13     $ 0.06
Distributions to shareowners:
 Net investment income                                                 (0.32)      (0.31)     (0.04)
-----------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                           $ (0.09)    $ (0.18)    $ 0.02
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period                                       $  9.75     $  9.84     $10.02
===========================================================================================================
Total return*                                                           2.38%       1.31%      0.59%(a)
Ratio of net expenses to average net assets+                            0.90%       0.90%      0.90%**
Ratio of net investment income to average net assets+                   3.05%       2.68%      1.64%**
Portfolio turnover rate                                                   81%         71%        24%(a)
Net assets, end of period (in thousands)                             $21,701     $11,512     $1,478
Ratios with no waiver of management fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                           0.99%       1.40%      9.40%**
 Net investment income (loss)                                           2.96%       2.18%     (6.86)%**
Ratios with waiver of management fees and assumption of expenses by
 PIM and reduction for fees paid indirectly:
 Net expenses                                                           0.90%       0.90%      0.90%**
 Net investment income                                                  3.05%       2.68%      1.64%**
===========================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
**  Annualized.
(a) Not annualized.
+   Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

                    Pioneer Short Term Income Fund | Annual Report | 8/31/08  37

                                                                     Year       Year
                                                                     Ended      Ended
                                                                     8/31/08    8/31/07
Class B
Net asset value, beginning of period                                 $ 9.75     $ 9.75
---------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                               $ 0.36     $ 0.34
 Net realized and unrealized gain (loss) on investments and foreign
  currency transactions                                               (0.25)      0.01
---------------------------------------------------------------------------------------
  Net increase from investment operations                            $ 0.11     $ 0.35
Distributions to shareowners:
 Net investment income                                                (0.36)     (0.35)
---------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                           $(0.25)    $    --
---------------------------------------------------------------------------------------
Net asset value, end of period                                       $ 9.50     $ 9.75
=======================================================================================
Total return*                                                          1.16%      3.64%
Ratio of net expenses to average net assets+                           1.80%      1.82%
Ratio of net investment income to average net assets+                  3.72%      3.37%
Portfolio turnover rate                                                  34%        78%
Net assets, end of period (in thousands)                             $6,798     $8,969
Ratios with no waiver of management fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                          1.85%      1.88%
 Net investment income (loss)                                          3.67%      3.31%
Ratios with waiver of management fees and assumption of expenses by
 PIM and reduction for fees paid indirectly:
 Net expenses                                                          1.80%      1.80%
 Net investment income                                                 3.72%      3.39%
=======================================================================================


                                                                                             For the period
                                                                                             from 7/8/04
                                                                     Year        Year        (Commencement
                                                                     Ended       Ended       of Operations)
                                                                     8/31/06     8/31/05     to 8/31/04
Class B
Net asset value, beginning of period                                 $  9.84     $10.01      $10.00
-----------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                               $  0.20     $ 0.18      $ 0.01
 Net realized and unrealized gain (loss) on investments and foreign
  currency transactions                                                (0.05)     (0.13)       0.03
-----------------------------------------------------------------------------------------------------------
  Net increase from investment operations                            $  0.15     $ 0.05      $ 0.04
Distributions to shareowners:
 Net investment income                                                 (0.24)     (0.22)      (0.03)
-----------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                           $ (0.09)    $(0.17)     $ 0.01
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period                                       $  9.75     $ 9.84      $10.01
===========================================================================================================
Total return*                                                           1.56%      0.56%       0.40%(a)
Ratio of net expenses to average net assets+                            1.80%      1.74%       1.89%**
Ratio of net investment income to average net assets+                   2.14%      1.68%       0.65%**
Portfolio turnover rate                                                   81%        71%         24%(a)
Net assets, end of period (in thousands)                             $14,959     $3,338      $  718
Ratios with no waiver of management fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                           1.82%      2.29%      10.65%**
 Net investment income (loss)                                           2.12%      1.13%      (8.11)%**
Ratios with waiver of management fees and assumption of expenses by
 PIM and reduction for fees paid indirectly:
 Net expenses                                                           1.80%      1.74%       1.89%**
 Net investment income                                                  2.14%      1.68%       0.65%**
===========================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
**  Annualized.
(a) Not annualized.
+   Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

38  Pioneer Short Term Income Fund | Annual Report | 8/31/08

                                                                     Year       Year
                                                                     Ended      Ended
                                                                     8/31/08    8/31/07
Class C
Net asset value, beginning of period                                 $ 9.74     $ 9.73
---------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                               $ 0.37     $ 0.35
 Net realized and unrealized gain (loss) on investments and foreign
  currency transactions                                               (0.25)      0.01
---------------------------------------------------------------------------------------
  Net increase from investment operations                            $ 0.12     $ 0.36
Distributions to shareowners:
 Net investment income                                                (0.37)     (0.35)
---------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                           $(0.25)    $ 0.01
---------------------------------------------------------------------------------------
Net asset value, end of period                                       $ 9.49     $ 9.74
=======================================================================================
Total return*                                                          1.25%      3.79%
Ratio of net expenses to average net assets+                           1.73%      1.72%
Ratio of net investment income to average net assets+                  3.77%      3.45%
Portfolio turnover rate                                                  34%        78%
Net assets, end of period (in thousands)                             $3,441     $2,879
Ratios with no waiver of management fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                          1.73%      1.72%
 Net investment income (loss)                                          3.77%      3.45%
Ratios with waiver of management fees and assumption of expenses by
 PIM and reduction for fees paid indirectly:
 Net expenses                                                          1.73%      1.71%
 Net investment income                                                 3.77%      3.46%
=======================================================================================


                                                                                            For the period
                                                                                            from 7/8/04
                                                                     Year       Year        (Commencement
                                                                     Ended      Ended       of Operations)
                                                                     8/31/06    8/31/05     to 8/31/04
Class C
Net asset value, beginning of period                                 $ 9.82     $10.00      $10.00
----------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                               $ 0.21     $ 0.20      $ 0.03
 Net realized and unrealized gain (loss) on investments and foreign
  currency transactions                                               (0.07)     (0.14)       0.02
----------------------------------------------------------------------------------------------------------
  Net increase from investment operations                            $ 0.14     $ 0.06      $ 0.05
Distributions to shareowners:
 Net investment income                                                (0.23)     (0.24)      (0.05)
----------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                           $(0.09)    $(0.18)     $   --
----------------------------------------------------------------------------------------------------------
Net asset value, end of period                                       $ 9.73     $ 9.82      $10.00
==========================================================================================================
Total return*                                                          1.47%      0.58%       0.46%(a)
Ratio of net expenses to average net assets+                           1.78%      1.69%       1.39%**
Ratio of net investment income to average net assets+                  2.16%      1.95%       1.16%**
Portfolio turnover rate                                                  81%        71%         24%(a)
Net assets, end of period (in thousands)                             $5,964     $4,804      $2,538
Ratios with no waiver of management fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                          1.78%      2.38%       9.63%**
 Net investment income (loss)                                          2.16%      1.26%      (7.08)%**
Ratios with waiver of management fees and assumption of expenses by
 PIM and reduction for fees paid indirectly:
 Net expenses                                                          1.78%      1.69%       1.39%**
 Net investment income                                                 2.16%      1.95%       1.16%**
==========================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
**  Annualized.
(a) Not annualized.
+   Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

                    Pioneer Short Term Income Fund | Annual Report | 8/31/08  39

                                                                     Year         Year
                                                                     Ended        Ended
                                                                     8/31/08      8/31/07
Class Y
Net asset value, beginning of period                                 $   9.76    $   9.76
------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                               $   0.48    $   0.45
 Net realized and unrealized gain (loss) on investments and foreign
  currency transactions                                                 (0.24)       0.02
------------------------------------------------------------------------------------------
  Net increase from investment operations                            $   0.24    $   0.47
Distributions to shareowners:
 Net investment income                                                  (0.49)      (0.47)
------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                           $  (0.25)   $     --
------------------------------------------------------------------------------------------
Net asset value, end of period                                       $   9.51    $   9.76
==========================================================================================
Total return*                                                            2.45%       4.96%
Ratio of net expenses to average net assets+                             0.55%       0.53%
Ratio of net investment income to average net assets+                    4.98%       4.68%
Portfolio turnover rate                                                    34%         78%
Net assets, end of period (in thousands)                             $130,475    $189,724
Ratios with no waiver of management fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                            0.55%       0.53%
 Net investment income (loss)                                            4.98%       4.68%
Ratios with waiver of management fees and assumption of expenses by
 PIM and reduction for fees paid indirectly:
 Net expenses                                                            0.55%       0.53%
 Net investment income                                                   4.98%       4.68%
==========================================================================================

                                                                                              For the period
                                                                                              from 7/8/04
                                                                     Year         Year        (Commencement
                                                                     Ended        Ended       of Operations)
                                                                     8/31/06      8/31/05     to 8/31/04
Class Y
Net asset value, beginning of period                                 $   9.85     $ 10.01     $10.00
------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                               $   0.32     $  0.30     $ 0.04
 Net realized and unrealized gain (loss) on investments and foreign
  currency transactions                                                 (0.06)      (0.12)      0.02
------------------------------------------------------------------------------------------------------------
  Net increase from investment operations                            $   0.26     $  0.18     $ 0.06
Distributions to shareowners:
 Net investment income                                                  (0.35)      (0.34)     (0.05)
------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                           $  (0.09)    $ (0.16)    $ 0.01
------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                       $  9.76      $  9.85     $10.01
============================================================================================================
Total return*                                                            2.73%       1.86%      0.57%(a)
Ratio of net expenses to average net assets+                             0.53%       0.58%      0.61%**
Ratio of net investment income to average net assets+                    3.37%       2.53%      1.94%**
Portfolio turnover rate                                                    81%         71%        24%(a)
Net assets, end of period (in thousands)                             $148,514     $17,672     $  530
Ratios with no waiver of management fees and assumption of expenses by PIM and no reduction for fees paid indirectly:
 Net expenses                                                            0.53%       0.99%     10.54%**
 Net investment income (loss)                                            3.37%       2.12%     (7.99)%**
Ratios with waiver of management fees and assumption of expenses by
 PIM and reduction for fees paid indirectly:
 Net expenses                                                            0.53%       0.58%      0.61%**
 Net investment income                                                   3.37%       2.53%      1.94%**
============================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period.
**  Annualized.
(a) Not annualized.
+   Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

40  Pioneer Short Term Income Fund | Annual Report | 8/31/08

Notes to Financial Statements | 8/31/08

1. Organization and Significant Accounting Policies

Pioneer Short Term Income Fund (the Fund) is a Delaware statutory trust registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The investment objective of the Fund is to seek a high level of current income to the extent consistent with a relatively high level of stability of principal.

The Fund offers four classes of shares -- Class A, Class B, Class C, and Class Y shares. Each class of shares represents an interest in the same portfolio of investments of the Fund and has equal rights to voting, redemptions, dividends and liquidation, except that each class of shares can bear different transfer agent and distributions fees and has exclusive voting rights with respect to the distribution plans that have been adopted by Class A, Class B, and Class C shareowners, respectively. There is no distribution plan for Class Y shares.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting year. Actual results could differ from those estimates.

When interest rates rise, the prices of fixed-income securities in the Fund will generally fall. Conversely, when interest rates fall, the prices of fixed-income securities in the Fund will generally rise. Investments in the Fund are subject to possible loss due to the financial failure of underlying issuers and their inability to meet their debt obligations. The Fund's prospectuses (unaudited) contain information regarding the Fund's principal risks. Please refer to those documents when considering the Fund's principal investment risks.

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:


A. Security Valuation

   Security transactions are recorded as of trade date. Securities are valued at prices supplied by independent pricing services, which consider such factors as Treasury spreads, yields, maturities and ratings. Valuations may be supplemented by dealers and other sources, as required. Securities for which there are no other readily available valuation methods are valued at their fair


                  Pioneer Short Term Income Fund | Annual Report | 8/31/08 41 values as determined by, or under the direction of the Board of Trustees and may include yield equivalents or a pricing matrix. The Fund may also use the fair value of a security including a non-U.S. security when the closing market price on the principal exchange where the security is traded no longer reflects the value of the security. At August 31, 2008, one security has been fair valued, which represents 1.24% of net assets.

   Principal amounts of mortgage-backed securities are adjusted for monthly paydowns. All discounts/ premiums on debt securities are accreted/ amortized for financial reporting purposes over the life of the respective securities, and are included in interest income. Market discount and premium are accreted or amortized daily. Premiums and discounts related to certain mortgage-backed securities are amortized or accreted in proportion to the underlying monthly paydowns. Interest income is recorded on the accrual basis. Temporary cash investments are valued at cost which approximates market value.

   Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.


B. Foreign Currency Translation

   The books and records of the Fund are maintained in U.S. dollars. Amounts denominated in foreign currencies are translated into U.S. dollars using current exchange rates.

   Net realized gains and losses on foreign currency transactions, if any, represent, among other things, the net realized gains and losses on foreign currency contracts, disposition of foreign currencies and the difference between the amount of income accrued and the U.S. dollars actually received. Further, the effects of changes in foreign currency exchange rates on investments are not segregated in the statement of operations from the effects of changes in market price of those securities but are included with the net realized and unrealized gain or loss on investments.


C. Forward Foreign Currency Contracts

   The Fund enters into forward foreign currency contracts (contracts) for the purchase or sale of a specific foreign currency at a fixed price on a future date as a hedge or cross-hedge against either specific investment transactions (settlement hedges) or portfolio positions (portfolio hedges). All contracts are marked to market daily at the applicable exchange rates, and any resulting unrealized gains or losses are recorded in the Fund's financial statements. The Fund records realized gains and losses at the time a portfolio hedge is offset by entry into a closing transaction or extinguished by delivery of the currency. Risks may arise upon entering into these contracts


42    Pioneer Short Term Income Fund | Annual Report | 8/31/08
   from the potential inability of counterparties to meet the terms of the contract and from unanticipated movements in the value of foreign currencies relative to the U.S. dollar. (See Note 7)


D. Federal Income Taxes

   It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required. Tax years prior to 2004 are closed (not subject to examination by tax authorities) due to the expiration of statute of limitations; all other tax years are open.

   The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the sources of the Fund's distributions may be shown in the accompanying financial statements as from or in excess of net investment income or as from net realized gain on investment transactions, or as from paid-in-capital, depending on the type of book/tax differences that may exist.

   At August 31, 2008, the Fund had a net capital loss carryforward of $5,175,344, of which the following amounts will expire between 2009 and 2016 if not utilized: $37,944 in 2009, $124 in 2011, $1,200,645 in 2012, $628,614
   in 2013, $975,752 in 2014, $1,665,061 in 2015 and $667,204 in 2016.

   The Fund has elected to defer approximately $155,031 of capital losses recognized between November 1, 2007 and August 31, 2008 to its fiscal year ending August 31, 2009.

   At August 31, 2008, the Fund has reclassified $197,385 to increase undistributed net investment income, $320,359 to decrease accumulated net realized loss on investments and foreign currency transactions and $517,744 to decrease paid-in capital, to reflect permanent book/tax differences. The reclassification has no impact on the net assets of the Fund and presents the Fund's capital accounts on a tax basis.

   The tax character of distributions paid during the years ended August 31, 2008 and August 31, 2007 was as follows:

                                                      2008                  2007
   Distributions paid from:
   Ordinary income                              $9,280,504            $9,850,022
--------------------------------------------------------------------------------
     Total                                      $9,280,504            $9,850,022
================================================================================


                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    43

  The following shows the components of distributable earnings on a federal income tax basis at August 31, 2008:


                                                                           2008
   Distributable earnings:
   Undistributed ordinary income                                  $     188,449
   Capital loss carryforward                                         (5,175,344)
   Post-October loss deferred                                          (155,031)
   Dividends payable                                                    (99,084)
   Unrealized depreciation                                           (5,157,653)
--------------------------------------------------------------------------------
     Total                                                        $ (10,398,663)
================================================================================

   The difference between book basis and tax-basis unrealized depreciation is attributable to the tax treatment of premium and amortization, the mark-to-market of foreign currency contracts and adjustments relating to catastrophe bonds.


E. Fund Shares

   The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A., (UniCredit), earned $6,155 in underwriting commissions on the sale of Class A shares for the year ended August 31, 2008.


F. Class Allocations

   Income, common expenses, and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on the respective percentage of adjusted net assets at the beginning of the day. Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B, and Class C shares of the Fund, respectively (see Note 4). Class Y shares are not subject to a distribution plan. Shareowners of each class participate in all expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services, which are allocated based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

   The Fund declares as daily dividends substantially all of its net investment income. All dividends are paid on a monthly basis. Short-term capital gain distributions, if any, may be declared with the daily dividends. Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner, at the same time, and in the same amount, except that Class A, Class B, Class C and Class Y shares can bear different transfer agent and distribution expense rates.


44    Pioneer Short Term Income Fund | Annual Report | 8/31/08

G. Repurchase Agreements

   With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest received from counterparties, is required to be at least equal to or in excess of the value of the repurchase agreement at the time of purchase. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian, or subcustodians. The Fund's investment adviser, Pioneer Investment Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.


H. Securities Lending

   The Fund lends securities in its portfolio to certain broker-dealers or other institutional investors. When entering into a loan, the Fund receives collateral and earns income in the form of negotiated lenders' fees. The Fund also continues to receive interest or payments in lieu of dividends on the securities loaned. Gain or loss on the fair value of the loaned securities that may occur during the term of the loan will be for the account of the Fund. The loans are secured by collateral which is required to be at least 102%, at all times, of the fair value of the securities loaned. The amount of collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities. The Fund has the right under the lending agreement to recover the securities from the borrower on demand. The Fund invests cash collateral in cash equivalent investments. Securities lending collateral is managed by Credit Suisse.


2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit manages the Fund's portfolio. Management fees are calculated daily at the annual rate of 0.40% of the Fund's average daily net assets.

PIM has contractually agreed to limit ordinary operating expenses to the extent required to reduce Fund expenses to 0.90%, 1.80% and 1.80% of the average daily net assets attributable to Class A, Class B and Class C shares, respectively. These expense limitations are in effect through January 1, 2011 for Class A shares and through January 1, 2009 for Class B and Class C shares.

In addition, under the management and administration agreements, certain other services, including accounting, regulatory reporting, and insurance, are paid by the Fund. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $5,315 in management fee, administrative costs and certain other services payable to PIM at August 31, 2008.


                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    45

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $11,114 in transfer agent fees payable to PIMSS at August 31, 2008.


4. Distribution Plan

The Fund adopted a Plan of Distribution with respect to Class A, Class B and Class C shares (Class A Plan, Class B Plan and Class C Plan) in accordance with Rule 12b-1 of the Investment Company Act of 1940. Effective February 1, 2008, under the Class A Plan, the Fund pays PFD a service fee equal to 0.25% of the average daily net assets attributable to Class A shares to finance activities primarily intended to result in the sale of Class A shares. Prior to February 1, 2008, PFD was reimbursed for service fees in an amount up to 0.25% of the average daily net assets attributable to Class A shares. Pursuant to the Class B Plan and the Class C Plan, the Fund pays PFD 1.00% of the average daily net assets attributable to each class of shares. The fee consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $1,098 in distribution fees payable to PFD at August 31, 2008.

In addition, redemptions of each class of shares (except Class Y shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 18 months of purchase. Class B shares that are redeemed within three years of purchases are subject to a CDSC at declining rates beginning at 2.00%, based on the lower of cost or market value of shares being redeemed. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00%. Proceeds from the CDSCs are paid to PFD. For the year ended August 31, 2008, CDSCs in the amount of $32,763 were paid to PFD.


5. Expense Offset Agreements

The Fund has entered into certain expense offset arrangements with PIMSS, resulting in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the year ended August 31, 2008, the Fund's expenses were reduced by $1,556 under such arrangements.


6. Forward Foreign Currency Contracts

At August 31, 2008, the Fund had entered into various contracts that obligate the Fund to deliver currencies at specified future dates. At the maturity of a contract, the Fund must make delivery of the foreign currency. Alternatively, prior to the settlement date of a portfolio hedge, the Fund may close out such


46    Pioneer Short Term Income Fund | Annual Report | 8/31/08
contracts by entering into an offsetting hedge contract. Open portfolio hedges at August 31, 2008 were as follows:

             Net                                                        Net
             Contracts to   In Exchange    Settlement                   Unrealized
 Currency    deliver        For            Date          Value          Gain
 NOK
 (Norwegian
 Krone)      (2,525,000)    $482,149       10/8/08       $ (463,378)    $18,771

At August 31, 2008, the Fund had no outstanding settlement hedges.


7. Unfunded Loan Commitments

As of August 31, 2008, the fund had unfunded loan commitments of approximately $86,155 (excluding depreciation on those commitments of $11,876 as of August 31, 2008) which could be extended at the option of the borrower, pursuant to the following loan agreements:

                                                                      Unfunded
 Borrower                                                             Commitment
 Bausch & Lomb, Delayed Draw Loan, 4.1304%, 4/24/15                   $14,400
 CHS/Community Health, Delayed Draw Loan, 1.0%, 7/25/14               $14,061
 Fontainebleau Las Vegas, Delayed Draw Loan, 2.0%, 6/6/14             $50,000
 Telesat Canada, U.S. Term II Loan, 4.8336%, 10/31/14                 $ 7,694

8. New pronouncements

In September 2006, Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157), was issued and is effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management is currently evaluating the impact the adoption of SFAS 157 will have on the Fund's financial statement disclosures.

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. Management is currently evaluating the impact the adoption of SFAS 161 will have on the Fund's financial statement disclosures.


                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    47

Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of
Pioneer Short Term Income Fund:
--------------------------------------------------------------------------------
We have audited the accompanying statement of assets and liabilities of Pioneer Short Term Income Fund (the Fund), including the schedule of investments, as of August 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of August 31, 2008, by correspondence with the custodian, brokers and agent banks or by other appropriate auditing procedures where replies from brokers and agent banks were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Short Term Income Fund at August 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP


Boston, Massachusetts
October 24, 2008


48    Pioneer Short Term Income Fund | Annual Report | 8/31/08

ADDITIONAL INFORMATION (unaudited)

The qualified interest income percentage, which represents the portion of the Fund's ordinary income that is exempt from nonresident alien tax withholding is 95.23% for the year ending August 31, 2008.

Results of Shareholder Meeting (unaudited)

At a special meeting held on May 13, 2008, shareholders of the Fund were asked to consider the proposals described below. A report of the total votes cast by the Fund's shareholders follows:


                                                                                      Broker
                                For                 Withhold         Abstain          Non-Votes
 Proposal 1 -- To elect Trustees
  John F. Cogan, Jr.            19,495,873.565      247,923.712      360.207          0
  Daniel K. Kingsbury           19,495,873.565      247,923.712      360.207          0
  David R. Bock                 19,495,873.565      247,923.712      360.207          0
  Mary K. Bush                  19,495,873.565      247,923.712      360.207          0
  Benjamin M. Friedman          19,495,873.565      247,923.712      360.207          0
  Margaret B.W. Graham          19,495,873.565      247,923.712      360.207          0
  Thomas J. Perna               19,495,873.565      247,923.712      360.207          0
  Marguerite A. Piret           19,495,873.565      247,923.712      360.207          0
  John Winthrop                 19,495,873.565      247,923.712      360.207          0

                                                                                      Broker
                                For                 Against          Abstain          Non-Votes
 Proposal 2 -- To approve an
 amendment to the
 Declaration of Trust           17,352,983.159      327,621.341      236,635.984      1,826,917.000

                                                                                      Broker
                                For                 Against          Abstain          Non-Votes
 Proposal 3A -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to borrowing
 money                          17,638,021.387      52,343.113       226,875.984      1,826,917.000
 Proposal 3B -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 underwriting                   17,627,907.387      52,343.113       236,989.984      1,826,917.000
 Proposal 3C -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to lending     17,628,139.737      52,671.763       236,428.984      1,826,917.000
 Proposal 3D -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to issuing
 senior securities              17,639,556.387      52,343.113       225,340.984      1,826,917.000

                    Pioneer Short Term Income Fund | Annual Report | 8/31/08
49

                                                                                      Broker
                                 For                Against          Abstain          Non-Votes
 Proposal 3E -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to real estate  17,637,054.387       53,310.113     226,875.984      1,826,917.000
 Proposal 3F -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 commodities                     17,630,456.387       52,343.113     234,440.984      1,826,917.000
 Proposal 3G -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 concentration                   17,631,690.159       51,109.341     234,440.984      1,826,917.000
 Proposal 3H -- To approve
 changes to the Fund's
 fundamental investment
 policy relating to
 diversification                 17,470,041.387      214,293.113     232,905.984      1,826,917.000
 Proposal 3I -- To approve
 the conversion of the Fund's
 investment objective from
 fundamental to non-
 fundamental                     14,994,084.509    2,686,726.991     236,428.984      1,826,917.000

                                                                                      Broker
                                 For                Against          Abstain          Non-Votes
 Proposal 4 -- To approve an
 Amended and Restated
 Management Agreement
 with PIM                        17,629,373.509     51,437.991       236,428.984      1,826,917.000

50    Pioneer Short Term Income Fund | Annual Report | 8/31/08

Approval of Investment Advisory Agreement

Pioneer Investment Management, Inc. (PIM) serves as the Fund's investment adviser pursuant to an investment advisory agreement between PIM and the Fund. The Trustees of the Fund, as required by law, determine annually whether to continue the investment advisory agreement for the Fund. In connection with their most recent consideration of the investment advisory agreement for the Fund, the Trustees received and reviewed a substantial amount of information provided by PIM in response to requests of the independent Trustees and their independent legal counsel. The independent Trustees met on a number of occasions with PIM and also separately with their independent legal counsel to evaluate and discuss the information provided to them by PIM. At a meeting held on November 13, 2007, based on their evaluation of the information provided by PIM, the Trustees, including the independent Trustees voting separately, unanimously approved the continuation of the investment advisory agreement for another year.

At a meeting held on January 8, 2008, the Trustees considered whether an amended and restated investment advisory agreement for the Fund should be approved for an initial period ending December 31, 2009. The management fee to be paid by the Fund to PIM under the amended and restated investment advisory agreement is the same as the management fee provided in the previously approved investment advisory agreement. Based on their evaluation of the information provided by PIM, including the information provided by PIM in connection with the Trustees' most recent approval of the continuation of the previous investment advisory agreement, the Trustees, including the independent Trustees voting separately, unanimously approved the amended and restated investment advisory agreement. Shareholders of the Fund approved the amended and restated investment advisory agreement at a meeting held on May 13, 2008.

In considering the amended and restated investment advisory agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the amended and restated investment advisory agreement.

Nature, Extent and Quality of Services
The Trustees considered the nature, extent and quality of the services that were provided by PIM to the Fund under the previous investment advisory agreement, and that would continue to be provided by PIM to the Fund under the amended and restated investment advisory agreement, taking into account the investment objective and strategy of the Fund and the information related to


                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    51
the Fund provided to the Trustees at each quarterly meeting. The Trustees reviewed the terms of the amended and restated investment advisory agreement. The Trustees also reviewed PIM's investment approach for the Fund and its research process. The Trustees considered the resources of PIM and the personnel of PIM who provide investment management services to the Fund. They also considered PIM's compliance and legal resources and personnel.

In addition, the Trustees considered the other services that PIM provided under the previous investment advisory agreement and that PIM would continue to provide to the Fund under the amended and restated investment advisory agreement and that, as administrator, PIM is responsible for the administration of the Fund's business and other affairs. It was noted that PIM supervises and monitors the performance of the Fund's service providers and provides the Fund with personnel (including officers) as are necessary for the Fund's operations. The Trustees considered the fees paid to PIM for the provision of such services.

Based on these considerations, the Trustees concluded that the nature, extent and quality of services that PIM would continue to provide to the Fund under the amended and restated investment advisory agreement, were satisfactory and consistent with the terms of the amended and restated investment advisory agreement.

Performance of the Fund
The Trustees considered the performance results of the Fund over various time periods. They reviewed information comparing the Fund's performance with the average performance of its peer group of funds as classified by Morningstar, Inc. (Morningstar), an independent provider of investment company data, and with the performance of the Fund's benchmark index. The Trustees noted that the Fund commenced operations on July 8, 2004. They considered that the Fund's annualized total return was in the third quintile of its Morningstar category for the one year period ended June 30, 2007 and that the Fund's total return for 2006 was in the fourth quintile of its Morningstar category, while the Fund's total return for 2005 was in the third quintile of its Morningstar category. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to the Fund's shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.) The Trustees concluded that the investment performance of the Fund was satisfactory.

Management Fee and Expenses
The Trustees considered that the management fee to be paid by the Fund to PIM under the amended and restated investment advisory agreement would be the same as the management fee to be paid by the Fund under the previously approved investment advisory agreement. The Trustees considered information on the fees and expenses of the Fund in comparison to the management


52    Pioneer Short Term Income Fund | Annual Report | 8/31/08
fees of its peer group of funds as classified by Morningstar and the expense ratios of a peer group of funds selected on the basis of criteria determined by the independent Trustees for this purpose using data provided by Strategic Insight Mutual Fund Research and Consulting, LLC (Strategic Insight), an independent third party.

The Trustees considered that the Fund's management fee for the twelve months ended June 30, 2007 was in the second quintile relative to the management fees paid by other funds in its peer group Morningstar category for the comparable period. The Trustees also considered that the Fund's expense ratio for the twelve months ended June 30, 2007 was in the third quintile relative to its Strategic Insight peer group.

The Trustees also reviewed management fees charged by PIM to its separate account clients with a similar investment strategy as the Fund. The Trustees noted that in some instances the fee rates for those separate accounts were lower than the management fees for the Fund and considered that, under the amended and restated investment advisory agreement with the Fund, PIM performs additional services for the Fund that it does not provide to those other clients, including oversight of the Fund's other service providers, regulatory compliance and other services.

The Trustees concluded that the management fee payable by the Fund to PIM was reasonable in relation to the nature and quality of services provided, taking into account the fees charged by other advisers for managing comparable mutual funds with similar strategies. The Trustees also concluded that the Fund's expense ratio was reasonable, taking into account the size of the Fund, the quality of services provided by PIM, the investment performance of the Fund and the contractual expense limitation agreed to by PIM with respect to the Fund.

Profitability
The Trustees considered information provided by PIM regarding the profitability of PIM with respect to the advisory services provided by PIM to the Fund, including the methodology used by PIM in allocating certain of its costs to the management of the Fund. The Trustees also considered PIM's profit margin in connection with the overall operation of the Fund. They further reviewed the financial results realized by PIM and its affiliates from non-fund businesses. The Trustees considered PIM's profit margins with respect to the Fund in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Trustees recognized that PIM should be entitled to earn a reasonable level of profit for the services provided to the Fund. The Trustees concluded that PIM's profitability with respect to the management of the Fund was not unreasonable.


                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    53

Economies of Scale
The Trustees considered the economies of scale with respect to the management of the Fund, whether the Fund had appropriately benefited from any economies of scale, and whether there was potential for realization of any further economies of scale.

The Trustees considered that, although the Fund pays a management fee at a fixed rate as a percentage of the Fund's net assets, without any breakpoints, the management fee rate paid by the Fund for the twelve months ended June 30, 2007 was in the second quintile relative to the management fees paid by other funds in its peer group Morningstar category for the comparable period, that PIM is subsidizing the Fund, and that, on a hypothetical basis, such fee would remain in the second quintile relative to the peer group at higher asset levels. The Trustees concluded that, at current and reasonably foreseeable asset levels, breakpoints in the management fee were not currently necessary.

Other Benefits
The Trustees considered the other benefits to PIM from its relationship with the Fund. The Trustees considered that affiliates of PIM serve as the Fund's transfer agent and distributor. The Trustees considered the receipt by PIM and its affiliates of sales loads and payments under Rule 12b-1 plans in respect of the Fund. The Trustees further considered the intangible benefits to PIM by virtue of its relationship with the Fund and the other Pioneer funds. The Trustees concluded that the receipt of these benefits was reasonable in the context of the overall relationship between PIM and the Fund.

Conclusion
After consideration of the factors described above as well as other factors, the Trustees, including all of the independent Trustees, concluded that the terms of the amended and restated investment advisory agreement between PIM and the Fund, including the fees payable thereunder, were fair and reasonable and voted to approve the amended and restated investment advisory agreement for the Fund.


54    Pioneer Short Term Income Fund | Annual Report | 8/31/08

Trustees, Officers and Service Providers

Investment Adviser
Pioneer Investment Management, Inc.


Custodian
Brown Brothers Harriman & Co.


Independent Registered Public Accounting Firm
Ernst & Young LLP


Principal Underwriter
Pioneer Funds Distributor, Inc.


Legal Counsel
Bingham McCutchen LLP


Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.


Trustees and Officers

The Board of Trustees provides broad supervision over the Fund's affairs. The officers of the fund are responsible for the Fund's operations. The Trustees and officers are listed below, together with their principal occupations during the past five years. Trustees who are interested persons of the Fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Fund are referred to as Independent Trustees. Each of the Trustees (except Mr. West, Mr. Bock and Dr. Friedman) serves as a trustee of each of the 77 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). Mr. Bock serves as Trustee of 76 of the 77 Pioneer Funds and Dr. Friedman serves on 76 of the 77 Pioneer Funds. The address for all Trustees and all officers of the Fund is 60 State Street, Boston, Massachusetts 02109.


                  Pioneer Short Term Income Fund | Annual Report | 8/31/08    55

Interested Trustees

                            Position Held            Length of Service
Name and Age                with the Fund            and Term of Office
John F. Cogan, Jr. (82)*    Chairman of the Board,   Trustee since 2004.
                            Trustee and President    Serves until a successor
                                                     trustee is elected or
                                                     earlier retirement or
                                                     removal.










-------------------------------------------------------------------------------
Daniel K. Kingsbury (50)*   Trustee and Executive    Trustee since 2007.
                            Vice President           Serves until a successor
                                                     trustee is elected or
                                                     earlier retirement or
                                                     removal.



-------------------------------------------------------------------------------

                                                                                                Other Directorships
Name and Age                Principal Occupation During Past Five Years                         Held by this Trustee
John F. Cogan, Jr. (82)*    Deputy Chairman and a Director of Pioneer Global Asset Man-         None
                            agement S.p.A. ("PGAM"); Non-Executive Chairman and a Direc-
                            tor of Pioneer Investment Management USA Inc. ("PIM-USA");
                            Chairman and a Director of Pioneer; Chairman and Director of
                            Pioneer Institutional Asset Management, Inc. (since 2006);
                            Director of Pioneer Alternative Investment Management Limited
                            (Dublin); President and a Director of Pioneer Alternative Invest-
                            ment Management (Bermuda) Limited and affiliated funds;
                            Director of PIOGLOBAL Real Estate Investment Fund (Russia)
                            (until June 2006); Director of Nano-C, Inc. (since 2003); Director of Cole Management Inc. (since 2004); Director of Fiduciary
                            Counseling, Inc.; President and Director of Pioneer Funds Dis-
                            tributor, Inc. ("PFD") (until May 2006); President of all of the
                            Pioneer Funds; and Of Counsel, Wilmer Cutler Pickering Hale and
                            Dorr LLP
---------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (50)*   Director, CEO and President of Pioneer Investment Management        None
                            USA Inc. (since February 2007); Director and President of
                            Pioneer Investment Management, Inc. and Pioneer Institutional
                            Asset Management, Inc. (since February 2007); Executive Vice
                            President of all of the Pioneer Funds (since March 2007); Direc-
                            tor of Pioneer Global Asset Management S.p.A. (since April
                            2007); Head of New Markets Division, Pioneer Global Asset
                            Management S.p.A. (2000 - 2007)
---------------------------------------------------------------------------------------------------------------------

* Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the Fund's investment adviser and certain of its affiliates.

56  Pioneer Short Term Income Fund | Annual Report | 8/31/08

Independent Trustees

                     Position Held    Length of Service
Name and Age         with the Fund    and Term of Office
David R. Bock (64)   Trustee          Trustee since 2005.
                                      Serves until a successor
                                      trustee is elected or
                                      earlier retirement or
                                      removal.


----------------------------------------------------------------
Mary K. Bush (60)    Trustee          Trustee since 2004.
                                      Serves until a successor
                                      trustee is elected or
                                      earlier retirement or
                                      removal.











----------------------------------------------------------------


                                                                                          Other Directorships
Name and Age         Principal Occupation During Past Five Years                          Held by this Trustee
David R. Bock (64)   Executive Vice President and Chief Financial Officer, I-trax, Inc.   Director of Enterprise Com-
                     (publicly traded health care services company) (2004 - 2007);        munity Investment, Inc.
                     Partner, Federal City Capital Advisors (boutique merchant bank)      (privately-held affordable
                     (1997 to 2004 and 2008 - present); and Executive Vice Presi-         housing finance company);
                     dent and Chief Financial Officer, Pedestal Inc. (internet-based      and Director of New York
                     mortgage trading company) (2000 - 2002)                              Mortgage Trust (publicly
                                                                                          traded mortgage REIT)
------------------------------------------------------------------------------------------------------------------------
Mary K. Bush (60)    President, Bush International, LLC (international financial          Director of Marriott Inter-
                     advisory firm)                                                       national, Inc., Director of
                                                                                          Discover Financial Services
                                                                                          (credit card issuer and elec-
                                                                                          tronic payment services);
                                                                                          Director of Briggs & Stratton
                                                                                          Co. (engine manufacturer);
                                                                                          Director of UAL Corporation
                                                                                          (airline holding company)
                                                                                          Director of Mantech Interna-
                                                                                          tional Corporation (national
                                                                                          security, defense, and
                                                                                          intelligence technology
                                                                                          firm); and Member, Board
                                                                                          of Governors, Investment
                                                                                          Company Institute
------------------------------------------------------------------------------------------------------------------------

                    Pioneer Short Term Income Fund | Annual Report | 8/31/08
57

                            Position Held   Length of Service
Name and Age                with the Fund   and Term of Office
Benjamin M. Friedman (64)   Trustee         Trustee since May,
                                            2008. Serves until
                                            a successor trustee is
                                            elected or earlier
                                            retirement or removal.

----------------------------------------------------------------------
Margaret B.W. Graham (61)   Trustee         Trustee since 2004.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement
                                            or removal.
----------------------------------------------------------------------
Thomas J. Perna (57)        Trustee         Trustee since 2006.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement
                                            or removal.
----------------------------------------------------------------------
Marguerite A. Piret (60)    Trustee         Trustee since 2004.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement
                                            or removal.
----------------------------------------------------------------------


                                                                                               Other Directorships
Name and Age                Principal Occupation During Past Five Years                        Held by this Trustee
Benjamin M. Friedman (64)   Professor, Harvard University                                      Trustee, Mellon Institutional
                                                                                               Funds Investment Trust
                                                                                               and Mellon Institutional
                                                                                               Funds Master Portfolio
                                                                                               (oversees 17 portfolios
                                                                                               in fund complex)
-----------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (61)   Founding Director, Vice-President and Corporate Secretary, The     None
                            Winthrop Group, Inc. (consulting firm); and Desautels Faculty of
                            Management, McGill University


-----------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (57)        Private investor (2004 - present); and Senior Executive Vice       Director of Quadriserv Inc.
                            President, The Bank of New York (financial and securities ser-     (technology products for
                            vices) (1986 - 2004)                                               securities lending industry)


-----------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (60)    President and Chief Executive Officer, Newbury, Piret & Company,   Director of New America
                            Inc. (investment banking firm)                                     High Income Fund, Inc.
                                                                                               (closed-end investment
                                                                                               company)

-----------------------------------------------------------------------------------------------------------------------------

58  Pioneer Short Term Income Fund | Annual Report | 8/31/08

Fund Officers

                             Position Held         Length of Service
Name and Age                 with the Fund         and Term of Office
Dorothy E. Bourassa (60)     Secretary             Since 2004. Serves
                                                   at the discretion of
                                                   the Board.

-----------------------------------------------------------------------------
Christopher J. Kelley (43)   Assistant Secretary   Since 2004. Serves
                                                   at the discretion of
                                                   the Board.

-----------------------------------------------------------------------------
Mark E. Bradley (48)         Treasurer             Since March 2008.
                                                   Serves at the discretion
                                                   of the Board.





-----------------------------------------------------------------------------
Luis I. Presutti (43)        Assistant Treasurer   Since 2004. Serves
                                                   at the discretion of
                                                   the Board.
-----------------------------------------------------------------------------
Gary Sullivan (50)           Assistant Treasurer   Since 2004. Serves
                                                   at the discretion of
                                                   the Board.
-----------------------------------------------------------------------------

                                                                                                 Other Directorships
Name and Age                 Principal Occupation During Past Five Years                         Held by this Officer
Dorothy E. Bourassa (60)     Secretary of PIM-USA; Senior Vice President - Legal of Pioneer;     None
                             Secretary/Clerk of most of PIM-USA's subsidiaries; and Secretary of all of the Pioneer Funds since September 2003 (Assistant
                             Secretary from November 2000 to September 2003)
----------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (43)   Associate General Counsel of Pioneer since January 2008 and         None
                             Assistant Secretary of all of the Pioneer Funds since September
                             2003; Vice President and Senior Counsel of Pioneer from July
                             2002 to December 2007
----------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (48)         Vice President - Fund Accounting, Administration and Controller-    None
                             ship Services of Pioneer; and Treasurer of all of the Pioneer
                             Funds since March 2008; Deputy Treasurer of Pioneer from
                             March 2004 to February 2008; Assistant Treasurer of all of the
                             Pioneer Funds from March 2004 to February 2008; and Treasurer and Senior Vice President, CDC IXIS Asset Management Services
                             from 2002 to 2003
----------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (43)        Assistant Vice President - Fund Accounting, Administration and      None
                             Controllership Services of Pioneer; and Assistant Treasurer of all
                             of the Pioneer Funds
----------------------------------------------------------------------------------------------------------------------
Gary Sullivan (50)           Fund Accounting Manager - Fund Accounting, Administration and       None
                             Controllership Services of Pioneer; and Assistant Treasurer
                             of all of the Pioneer Funds
----------------------------------------------------------------------------------------------------------------------

                    Pioneer Short Term Income Fund | Annual Report | 8/31/08
59

                              Position Held         Length of Service
Name and Age                  with the Fund         and Term of Office
Katherine Kim Sullivan (34)   Assistant Treasurer   Since 2004. Serves at
                                                    the discretion of the
                                                    Board.



------------------------------------------------------------------------------
Teri W. Anderholm (49)        Chief Compliance      Since January 2007.
                              Officer               Serves at the discretion
                                                    of the Board.



------------------------------------------------------------------------------


                                                                                                 Other Directorships
Name and Age                  Principal Occupation During Past Five Years                        Held by this Officer
Katherine Kim Sullivan (34)   Fund Administration Manager - Fund Accounting, Administration      None
                              and Controllership Services since June 2003 and Assistant
                              Treasurer of all of the Pioneer Funds since September 2003;
                              Assistant Vice President - Mutual Fund Operations of State Street
                              Corporation from June 2002 to June 2003 (formerly Deutsche
                              Bank Asset Management)
-----------------------------------------------------------------------------------------------------------------------
Teri W. Anderholm (49)        Chief Compliance Officer of Pioneer since December 2006 and of     None
                              all the Pioneer Funds since January 2007; Vice President and
                              Compliance Officer, MFS Investment Management (August 2005
                              to December 2006); Consultant, Fidelity Investments (February
                              2005 to July 2005); Independent Consultant (July 1997 to
                              February 2005)
-----------------------------------------------------------------------------------------------------------------------

60  Pioneer Short Term Income Fund | Annual Report | 8/31/08

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.


Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Telecommunications Device for the Deaf (TDD)                      1-800-225-1997


Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014


Our toll-free fax                                                 1-800-225-4240


Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)



Visit our web site:                                   www.pioneerinvestments.com





This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

[LOGO]PIONEER
      Investments(R)

Pioneer Investment Management, Inc.
60 State Street
Boston, MA 02109
pioneerinvestments.com



Securities offered through Pioneer Funds Distributor, Inc.
60 State Street, Boston, MA 02109
Underwriter of Pioneer Mutual Funds, Member SIPC
(C) 2008 Pioneer Investments 19427-02-1008